     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2001

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              EL PASO CORPORATION
                            EL PASO CAPITAL TRUST II
                           EL PASO CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

                     DELAWARE
                     DELAWARE                                           76-0568816
                     DELAWARE                                           76-6133071
 (State or other jurisdiction of incorporation or                       76-6133072
                   organization)                           (I.R.S. Employer Identification No.)
                                                                  BRITTON WHITE JR., ESQ.
                                                               EXECUTIVE VICE PRESIDENT AND
                EL PASO CORPORATION                                   GENERAL COUNSEL
                 EL PASO BUILDING                                   EL PASO CORPORATION
               1001 LOUISIANA STREET                                 EL PASO BUILDING
               HOUSTON, TEXAS 77002                                1001 LOUISIANA STREET
                  (713) 420-2600                                   HOUSTON, TEXAS 77002
(Address, including zip code, and telephone number,                   (713) 420-2600
                     including                       (Name, address, including zip code, and telephone
  area code, of registrant's principal executive                          number,
                     offices)                           including area code, of agent for service)

                             ---------------------
                                   Copies to:

                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                    TITLE OF EACH CLASS                         AGGREGATE OFFERING           AMOUNT OF
               OF SECURITIES TO BE REGISTERED                      PRICE(1)(2)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Senior Debt Securities of El Paso(3)........................
--------------------------------------------------------------------------------------------------------------
Subordinated Debt Securities of El Paso(3)..................
--------------------------------------------------------------------------------------------------------------
Preferred Stock of El Paso(4)...............................
--------------------------------------------------------------------------------------------------------------
Common Stock of El Paso(5)(6)...............................
--------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of El Paso Capital Trust II and
  El Paso Capital Trust III(7)..............................
--------------------------------------------------------------------------------------------------------------
Guarantees by El Paso of Trust Preferred Securities(8)......
--------------------------------------------------------------------------------------------------------------
Total(9)....................................................      $3,000,000,000              $750,000
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                                                        (Footnotes on next page)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from table on previous page)

(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Subject to note 9 below, an indeterminate principal amount of Debt Securities or Subordinated Debt Securities of El Paso as may be sold from time to time are being registered hereunder. If any Debt Securities or Subordinated Debt Securities of El Paso are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $3,000,000,000, less the dollar amount of any securities previously issued hereunder.

(4) Subject to note 9 below, an indeterminate number of shares of Preferred Stock of El Paso as may be sold from time to time are being registered hereunder.

(5) Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, between El Paso and Fleet National Bank c/o Equiserve, as rights agent.

(6) Subject to note 9 below, an indeterminate number of shares of Common Stock of El Paso as may be sold from time to time are being registered hereunder. Also being registered hereunder are an indeterminate number of shares of Common Stock of El Paso as shall be issuable upon conversion or redemption of the Preferred Stock, the Debt Securities, the Subordinated Debt Securities or the Trust Preferred Securities registered hereby.

(7) Subject to note 9 below, an indeterminate amount and number of Trust Preferred Securities as may be sold from time to time are being registered hereunder.

(8) No separate consideration will be received for the Guarantee of the Trust Preferred Securities. The Guarantee includes the rights of holders of Trust Preferred Securities under the guarantee and certain back-up undertakings, as described in this Registration Statement.

(9) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3,000,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                             ---------------------

                                EXPLANATORY NOTE

     This Registration Statement consists of two separate prospectuses, covering:

          (1) Debt Securities, Subordinated Debt Securities, Preferred Stock and Common Stock of El Paso that may be offered from time to time by El Paso and Trust Preferred Securities of El Paso Capital Trust II and El Paso Capital Trust III, guaranteed by El Paso, that may be offered from time to time by El Paso Capital Trust II and El Paso Capital Trust III; and

          (2) Common Stock of El Paso to be issued from time to time under a direct stock purchase and dividend reinvestment plan of El Paso.

        The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 27, 2001

PRELIMINARY PROSPECTUS

                                 $3,000,000,000

                              EL PASO CORPORATION
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             ---------------------

                            EL PASO CAPITAL TRUST II
                           EL PASO CAPITAL TRUST III
                           TRUST PREFERRED SECURITIES
                      (GUARANTEED BY EL PASO CORPORATION)

     El Paso Corporation may offer and sell in one or more offerings:

     - unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series;

     - shares of preferred stock, in one or more series, which may be convertible or exchangeable for common stock or debt securities; and

     - shares of common stock.

     El Paso Capital Trust II and El Paso Capital Trust III, each a wholly owned subsidiary of El Paso Corporation, may offer and sell in one or more offerings:

     - trust preferred securities representing undivided beneficial interests in the assets of each trust. As described in this document, we will provide a limited guarantee of the payment by each trust of distributions on the trust preferred securities and the payment upon liquidation and redemption.

     The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $3,000,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

     We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

     Our common stock is listed for trading on the New York Stock Exchange and the Pacific Exchange under the symbol "EPG."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    i
Cautionary Statement Regarding Forward-Looking Statements...    1
Where You Can Find More Information.........................    2
El Paso Corporation.........................................    4
The Trusts..................................................    6
Use of Proceeds.............................................    7
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred and Preference Stock
  Dividend Requirements.....................................    7
Description of the Debt Securities..........................    8
Description of Capital Stock................................   18
Description of the Trust Preferred Securities...............   22
Description of the Trust Preferred Securities Guarantees....   23
Relationship among the Trust Preferred Securities, the
  Subordinated Debt Securities and the Guarantees...........   27
Plan of Distribution........................................   29
Legal Matters...............................................   30
Experts.....................................................   30

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell different types of securities described in this prospectus in one or more offerings up to a total offering amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     In this prospectus, references to "El Paso," "we," "us" and "our" mean El Paso Corporation, and references to an "El Paso Trust" or a "trust" mean El Paso Capital Trust II and El Paso Capital Trust III.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for the stock of El Paso. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are estimates reflecting the best judgment of senior management of El Paso, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - the risk that earnings may be adversely affected by fluctuating energy prices;

     - the risk that rates charged to customers may be reduced by governmental authorities;

     - the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses, the oil and gas exploration and production business, the energy marketing and power generation industries, the crude oil refining and chemical production businesses and the coal mining business;

     - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

     - the timing and success of our exploration and development drilling programs, which would affect production levels and reserves;

     - changes to our estimates of oil, gas and coal reserves;

     - the risk of financial losses arising out of derivative transactions;

     - risks incident to the drilling and operation of oil and gas wells;

     - risks incident to operating crude oil refineries, chemical plants and coal mines;

     - future drilling, production and development costs, including drilling rig rates;

     - the costs of environmental liabilities, regulations and litigation;

     - the impact of operational hazards;

     - the risk that required regulatory approvals for proposed pipeline, storage and power generation projects may be delayed or may only be granted on terms that are unacceptable or significantly less favorable than anticipated;

     - the risks associated with future weather conditions;

     - the risk that our telecommunications strategy may not be successful;

     - the risk that the former businesses of The Coastal Corporation may not be successfully integrated with our businesses;

     - the risk that we may not fully realize the benefits expected to result from our merger with The Coastal Corporation;

     - the impact of the loss of key employees; and

     - the risk that other firms will further expand into markets in which we operate.

     These factors are more fully described in our 2000 Annual Report on Form 10-K under the heading "Risk Factors and Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" and are incorporated herein by reference. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents that we incorporated by reference into this document. In addition, we can give you no assurance that:

     - we have correctly identified and assessed all of the factors affecting our businesses;

     - the publicly available and other information with respect to these factors on which we have based our analysis is complete or correct;

     - our analysis is correct; or

     - our strategies, which are based in part on this analysis, will be successful.

     Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allows us to omit some information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office      Chicago Regional Office
Room 1024                    Suite 100                     Citicorp Center
Judiciary Plaza              7 World Trade Center          Suite 1400
450 Fifth Street, N.W.       New York, New York 10048      500 West Madison Street
Washington, D.C. 20549                                     Chicago, Illinois
                                                           60661-2511

     You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, including El Paso, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange at 301 Pine Street, San Francisco, California 94104.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

     We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.

     - Annual Report on Form 10-K, for the year ended December 31, 2000;

     - Current Reports on Form 8-K filed January 3, 2001, January 29, 2001, February 2, 2001, February 5, 2001, February 6, 2001, February 15, 2001, February 21, 2001, February 23, 2001, March 2, 2001, March 23, 2001,
       March 26, 2001, and March 29, 2001;

     - Proxy Statement for the Annual Meeting of Shareholders to be held on May 21, 2001, filed April March 27, 2001; and

     - The description of our common stock contained in our registration statement on Form 8-A, dated April 5, 2001; and the description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A, dated January 29, 1999.

     We incorporate by reference additional documents that we may file with the SEC after the date of the initial registration statement until the registration statement becomes effective. We also incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                              El Paso Corporation
                          Office of Investor Relations
                                El Paso Building
                             1001 Louisiana Street
                              Houston, Texas 77002
                         Telephone No.: (713) 420-2600

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                              EL PASO CORPORATION

BUSINESS

     We are a global energy company with operations that span the wholesale energy value chain, from energy production and extraction to power generation.

     Our principal operations include:

     - transportation, gathering, processing, and storage of natural gas;

     - marketing of energy and energy-related commodities and products;

     - generation of power;

     - refining of petroleum;

     - production of chemicals;

     - development and operation of energy infrastructure facilities;

     - exploration and production of natural gas and oil; and

     - mining of coal.

     Our Pipelines segment owns or has interests in approximately 60,000 miles of interstate natural gas pipelines in the U.S. and internationally. In the U.S., our systems connect the nation's principal natural gas supply regions to the five largest consuming regions in the United States: the Gulf Coast, California, the Northeast, the Midwest, and the Southeast. These operations represent one of the largest, and only, integrated coast-to-coast mainline natural gas transmission system in the U.S. Our U.S. pipeline systems also own or have interests in over 425 billion cubic feet of storage capacity used to provide a variety of services to our customers. Our international pipeline operations include access from our U.S. based systems into Canada and Mexico as well as interests in three major operating natural gas transmission systems in Australia.

     Our Merchant Energy segment is involved in a broad range of activities in the energy marketplace including asset ownership, trading and risk management and financial services. We are one of North America's largest wholesale energy commodity marketers and traders, and buy, sell, and trade natural gas, power, crude oil, refined products, coal, and other energy commodities in the U.S. and internationally. We are also a significant non-utility owner of electric generating capacity with 84 facilities in 20 countries. Our four refineries have the capacity to process 538,000 barrels of crude oil per day and produce a variety of gasolines and other products. We also produce agricultural and industrial chemicals and petrochemicals at seven facilities in the U.S. and Canada. Our coal operations produce high-quality, bituminous coal with reserves in Kentucky, Virginia, and West Virginia. Most recently, we have announced our expansion into the liquefied natural gas business, capitalizing upon the U.S. and worldwide demand for natural gas. The financial services businesses of Merchant Energy invest in emerging businesses to facilitate growth in the U.S. and Canadian energy markets. As a global energy merchant, we evaluate and measure risks inherent in the markets we serve, and use sophisticated systems and integrated risk management techniques to manage those risks.

     Our Field Services segment provides natural gas gathering, products extraction, fractionation, dehydration, purification, compression and intrastate transmission services. These services include gathering of natural gas from more than 15,000 natural gas wells with approximately 24,000 miles of natural gas gathering and natural gas liquids pipelines, and 35 natural gas processing, treating, and fractionation facilities located in some of the most prolific and active production areas in the U.S., including the San Juan Basin, east and south Texas, Louisiana, the Gulf of Mexico, and the Rocky Mountains. We conduct our intrastate transmission operations through interests in six intrastate systems, which serve a majority of the metropolitan areas and industrial load centers in Texas as well as markets in Louisiana. Our primary vehicle for growth and development of midstream energy assets is El Paso Energy

Partners, L.P., a publicly traded master limited partnership of which our subsidiary is the general partner. Through Energy Partners, we provide natural gas and oil gathering and transportation, storage, and other related services, principally in the Gulf of Mexico.

     Our Production segment leases approximately 5 million net acres in 16 states, including Colorado, Kansas, Louisiana, New Mexico, Texas, Oklahoma, Utah, Wyoming, and Arkansas, as well as the Gulf of Mexico. We also have exploration and production rights in Australia, Brazil, Canada, Hungary, Indonesia, and Turkey. During 2000, daily equivalent natural gas production exceeded 1.6 billion cubic feet per day, and our reserves at December 31, 2000, were approximately 6.4 trillion cubic feet of natural gas equivalents.

     In addition to our energy activities, we have announced a telecommunications strategy that will leverage our knowledge of the commodity and capital markets into the emerging telecommunications market. Our strategy involves:

     - accessing fiber deep within metropolitan markets to aggregate supply in major U.S. cities;

     - utilizing fiber rings and key points of interconnection of major carriers and service providers to allow for liquidity to develop in major markets; and

     - assembling a high capacity thin fiber national long-haul backbone.

     We will overlay against this asset base a merchant-based operating support system and valuation models that will allow us to apply the merchant skills developed in our core commodity business to the rapidly changing telecommunications markets.

     Our principal executive offices are located in the El Paso Building at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.

                                   THE TRUSTS

     Each of El Paso Capital Trust II and El Paso Capital Trust III is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. Each trust's business is defined in a declaration of trust which we have executed, as sponsor for each of the trusts. Officers of El Paso will be the administrative trustees, as defined below, for each of the trusts. Each declaration will be amended and restated before any trust preferred securities are sold by that trust. Each declaration will also be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Each trust exists for the exclusive purposes of:

     - issuing and selling the trust preferred securities and the trust common securities;

     - investing the gross proceeds from the sale of the trust preferred securities in subordinated debt securities issued by us; and

     - engaging in only those other activities necessary or incidental to these purposes.

     We will, directly or indirectly, in connection with an offering of trust preferred securities by an El Paso Trust purchase trust common securities in an aggregate liquidation amount equal to 3% of the total capital of the trust.

     Each trust's business and affairs will be conducted by its trustees. A majority of the trustees of each trust will be administrative trustees and will be persons who are employees or officers of or affiliated with us. One trustee of each trust will be a financial institution that will be unaffiliated with us and that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, as described in the applicable prospectus supplement. In addition, unless the property trustees maintain a principal place of business in the State of Delaware, and otherwise meet the requirements of applicable law, one trustee of each trust, the Delaware trustee, will have its principal place of business or reside in the State of Delaware. The administrative trustees and the property trustees, together with the Delaware trustee, are referred to in this document as the "trustees." Each trust's business and affairs will be conducted by the administrative trustees appointed by us, as the direct or indirect holder of all the trust common securities. Except in limited circumstances, we, as the holder of the trust common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The declaration of each trust will govern the duties and obligations of the trustees. We will pay and guarantee all fees and expenses related to the trusts and the offering of trust securities.

     The office of the Delaware Trustee for each El Paso Trust in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each El Paso Trust will be c/o El Paso Corporation, El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, and its telephone number is (713) 420-2600.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes unless we specify otherwise in an applicable prospectus supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments. The trusts will use all proceeds received from the sale of the trust preferred securities to purchase subordinated debt securities from us.

      RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
           FIXED CHARGES AND PREFERRED AND PREFERENCE STOCK DIVIDENDS

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                        1996     1997     1998    1999    2000
                                                        -----    -----    ----    ----    -----
Ratio of Earnings to Fixed Charges and Ratio of
  Earnings to Combined Fixed Charges and Preferred and
  Preference Stock Dividend Requirements(1)...........  2.62x    2.53x    --(2)   --(2)   2.04x

---------------

(1) The ratio of earnings to combined fixed charges and preferred and preference stock dividend requirements for each of the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock or preference stock and, therefore, no dividend requirements.

(2) Earnings were inadequate to cover fixed charges by $549 million in 1998 and $407 million in 1999.

     For purposes of computing these ratios, earnings means income (loss) from continuing operations before:

     - income taxes;

     - minority interest in majority-owned subsidiaries;

     - interest expense, not including interest on rate refunds;

     - amortization of debt costs;

     - that portion of rental expense that we believe to represent an interest factor; and

     - adjustment to equity earnings to reflect actual distributions from equity investments.

     Fixed charges means the sum of the following:

     - interest cost, not including interest on rate refunds;

     - amortization of debt costs;

     - that portion of rental expense that we believe to represent an interest factor;

     - the pre-tax preferred stock dividend requirements of majority-owned subsidiaries; and

     - minority interest in majority-owned subsidiaries.

                       DESCRIPTION OF THE DEBT SECURITIES

     Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and The Chase Manhattan Bank, as indenture trustee. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together the senior indenture and the subordinated indenture are called "indentures."

     We have summarized selected provisions of the indentures below. The following description is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read each of the indentures because each one, and not this description, defines your rights as holders of the debt securities. A senior indenture and a subordinated indenture between us and The Chase Manhattan Bank, as trustee, have been filed as exhibits to the registration statement.

GENERAL

     The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt securities.

     If El Paso Capital Trust II or El Paso Capital Trust III issues trust preferred securities, we will also issue subordinated debt securities to the trust or a trustee of either trust. If the trusts are subsequently dissolved upon the occurrence of the events described in the prospectus supplement relating to the trust preferred securities, the trusts or trustees may distribute these subordinated debt securities ratably to the holders of trust preferred securities.

     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

     - the title and type of the debt securities;

     - the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

     - the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

     - the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

     - the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

     - the form of the subordinated debt securities we will issue to the trusts or a trustee if the trusts issue trust preferred securities;

     - in the case of subordinated debt securities issued to the trusts or trustees, the right to extend payment periods and the duration of that extension;

     - any optional redemption periods;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

     - any changes to or additional events of defaults or covenants;

     - any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

     - restrictions on the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

     - any other terms of the debt securities.

     None of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

     Debt securities of a series may be issued in registered, bearer, coupon or global form.

DENOMINATIONS

     The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or bearer form of $5,000 each.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt securities. The subordinated indenture states that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving us or our property, or

     - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The subordinated indenture will not limit the amount of senior debt that we may incur.

     Senior debt includes all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressly subordinate or junior in right of payment to any of our other indebtedness.

CONSOLIDATION, MERGER OR SALE

     Each indenture generally permits a consolidation or merger between us and another corporation. They also permit us to sell all or substantially all of our property and assets. If this occurs, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. After that the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities.

MODIFICATION OF INDENTURES

     Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

EVENTS OF DEFAULT

     "Event of default" when used in an indenture, will mean any of the following:

     - failure to pay the principal of or any premium on any debt security when due;

     - failure to pay interest on any debt security for 30 days;

     - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

     - certain events in our bankruptcy, insolvency or reorganization; or

     - any other event of default included in any indenture or supplemental indenture.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

COVENANTS

  General

     Under the indentures, we will:

     - pay the principal of, and interest and any premium on, the debt securities when due;

     - maintain a place of payment;

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

     - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

     The senior indenture provides that we will not, nor will we permit any restricted subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our debt or any other person (other than the senior debt securities issued under the senior indenture), without causing all of the senior debt securities outstanding under the senior indenture to be secured equally and ratably with, or prior to, the new debt so long the new debt is so secured. This restriction does not prohibit us from creating the following:

          (i) any lien upon any of our property or assets or any restricted subsidiary in existence on the date of the senior indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the senior indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the senior indenture;

          (ii) any lien upon any property or assets created at the time of acquisition of such property or assets by or any of our restricted subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year of such acquisition;

          (iii) any lien upon any property or assets existing on the property at the time of the acquisition of the property by us or any of our restricted subsidiaries (whether or not the obligations secured are assumed by us or any of our restricted subsidiaries);

          (iv) any lien upon any property or assets of a person existing on the property at the time that person becomes a restricted subsidiary by acquisition, merger or otherwise;

          (v) the assumption by us or any of our restricted subsidiaries of obligations secured by any lien existing at the time of the acquisition by us or any of our restricted subsidiaries of the property or assets subject to such lien or at the time of the acquisition of the person which owns that property or assets;

          (vi) any lien on property to secure all or part of the cost of construction or improvements on the property or to secure debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

          (vii) any lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

          (viii) any lien arising from or in connection with a conveyance by us or any of our restricted subsidiaries of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

          (ix) any lien in favor of us or any of our restricted subsidiaries;

          (x) any lien created or assumed by us or any of our restricted subsidiaries in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries;

          (xi) any lien upon property or assets of any foreign restricted subsidiary to secure debt of that foreign restricted subsidiary;

          (xii) permitted liens (as defined below);

          (xiii) any lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

          (xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any debt secured thereby; provided, however, that the principal amount of debt secured shall not exceed the greater of the principal amount of debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

     Notwithstanding the foregoing, under the senior indenture, we may, and may permit any restricted subsidiary to, create, assume, incur, or suffer to exist any lien upon any principal property to secure our debt or any person (other than the senior debt securities) that is not excepted by clauses (i) through
(xiv), inclusive, above without securing the senior debt securities issued under the senior indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from sale-leaseback transactions (excluding sale-leaseback transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of consolidated net tangible assets.

     The senior indenture also provides that we will not, nor will we permit any restricted subsidiary to, engage in a sale-leaseback transaction, unless: (i) such sale-leaseback transaction occurs within one year from the date of acquisition of the principal property subject thereto or the date of the completion of construction or commencement of full operations on such principal property, whichever is later; (ii) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; (iii) we or any of our restricted subsidiaries would be entitled to incur debt secured by a lien on the principal property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such sale-leaseback transaction without securing the senior debt securities; or (iv) we or any of our restricted subsidiaries, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to (A) the repayment, redemption or retirement of funded debt of us or any such restricted subsidiary, or (B) investment in another principal property.

     Notwithstanding the foregoing, under the senior indenture we may, and may permit any restricted subsidiary to, effect any sale-leaseback transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such sale-leaseback transaction, together with the aggregate principal amount of outstanding debt (other than the senior debt securities) secured by liens upon principal properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the consolidated net tangible assets.

  Subordinated Indenture Covenants

     If we issue subordinated debt securities to an El Paso Trust in connection with the issuance of trust securities by the El Paso Trust and

     - an event of default under the subordinated indenture has occurred,

     - we are in default of our payment obligations under the related trust guarantee or the guarantee of the trust common securities, or

     - we have elected to defer payments of interest on the subordinated debt securities by extending the interest payment period as provided in the subordinated indenture, and the interest payment period, or any extension of it, is continuing, then we will be subject to restrictions regarding the declaration or payment of dividends on, and the making of guarantee payments with respect to, any of our capital stock, and the making of any payment of interest, principal or premium, if any, on, or the repayment, repurchase or redemption of, any debt securities (including guarantees) issued by us which rank the same as or junior to the subordinated debt securities. These restrictions will be more fully described in the prospectus supplement applicable to the particular series of subordinated debt securities issued to a trust.

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

     In the event we issue subordinated debt securities to an El Paso Trust in connection with the El Paso Trust's issuance of trust securities, for so long as such trust securities remain outstanding, we will covenant in the declaration, the guarantees or the supplemental indenture to the subordinated indenture with respect to such El Paso Trust:

     - to directly or indirectly maintain 100% ownership of the common securities of the El Paso Trust; however, any permitted successor to us under the subordinated indenture may succeed to our ownership of the trust common securities and

     - not to voluntarily terminate, wind-up or liquidate the El Paso Trust, except in connection with

          (i) the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust,

          (ii) the redemption of all of the trust securities of the trust, or

          (iii) certain mergers, consolidations or amalgamations, each as permitted by the declaration of the trust.

We will also covenant to use our commercially reasonable efforts, consistent with the terms and provisions of the declaration of the El Paso Trust, to cause the trust to remain classified as a grantor trust and not taxable as a corporation for United States federal income tax purposes.

  Definitions

     The following are definitions of some terms used in the above covenant descriptions:

          "Consolidated net tangible assets" means, at any date of determination, the total amount of assets after deducting (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on our consolidated balance sheet and our consolidated subsidiaries for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

          "Debt" means any obligation created or assumed by any person to repay money borrowed and any purchase money obligation created or assumed by such person.

          "Funded debt" means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

          "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

          "Permitted liens" means (i) liens upon rights-of-way for pipeline purposes; (ii) any governmental lien, mechanics', materialmen's, carriers' or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction;
     (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) liens of taxes and assessments which are
     (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity of which is being contested at the time by us or any subsidiary in good faith; (v) liens of, or to secure performance of, leases; (vi) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any lien upon property or assets acquired or sold by us or any restricted subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by us or any restricted subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any lien in favor of the U.S. or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control, or similar revenue bonds.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

          "Principal property" means (a) any pipeline assets owned by us or by any of our subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the U.S. or Canada, and (b) any processing or manufacturing plant owned or leased by us or any of our subsidiaries that is located within the U.S. or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion our board of directors, is not material in relation to our activities and our subsidiaries as a whole.

          "Restricted subsidiary" means any of our subsidiaries owning or leasing any principal property.

          "Sale-leaseback transaction" means the sale or transfer by us or any of our restricted subsidiaries of any principal property to a person (other than us or a subsidiary) and the taking back by us or any of our restricted subsidiaries, as the case may be, of a lease of such principal property.

     If the El Paso Trusts issue trust preferred securities and we issue subordinated debt securities to the trust or a trustee in connection with the issuance of the trust preferred securities and (1) an event of default as defined in this document has occurred, (2) we are in default with respect to our payment of any obligations under the related trust guarantee or the guarantee of the trust common securities or (3) we have given notice of our election to defer payments of interest on these subordinated debt securities by extending the interest payment period as provided in the indenture governing these subordinated debt securities, and this interest payment period, or any extension of this interest payment period, is continuing, we will be subject to restrictions regarding

     - the declaration of payment of dividends on, and the making of guarantee payments with respect to, any of our capital stock; and

     - the making of any payment of interest, principal or premium, if any, on or the repayment, repurchase or redemption of debt securities including guarantees issued by us which rank equally with or junior to these subordinated debt securities.

     These restrictions will be described in more detail in the prospectus supplement relating to these subordinated debt securities.

     If the El Paso Trusts issue trust preferred securities and we issue subordinated debt securities to the trust or a trustee in connection with the issuance of the trust preferred securities, for so long as the trust preferred securities remain outstanding, we will covenant in the declaration of the trusts, the related guarantees or the indenture governing these subordinated debt securities:

     - To directly or indirectly maintain 100% ownership of the common securities of each trust; provided, however, that any permitted successor under the indenture governing the subordinated debt securities may succeed to our ownership of the trust common securities; and

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

      - Not to voluntarily terminate, wind-up or liquidate either El Paso Capital Trust II or El Paso Capital Trust III, as the case may be, except in connection with

           - the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of either trust;

           - the redemption of all trust preferred securities of either trust;
             or

           - mergers, consolidations or amalgamations permitted by the declaration of either trust.

     We will also covenant to use our commercially reasonable efforts, consistent with the terms and provisions of the declaration of either trust, to cause each trust to remain classified as a grantor trust and not taxable as a corporation for U.S. federal income tax purposes.

PAYMENT AND TRANSFER

     Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by check mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indentures or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

     We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

GLOBAL SECURITIES

     We may issue one or more series of the debt securities as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (DTC) acts as depositary.

     Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

     Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

     We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, any trustee nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

     - we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

     - there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

     Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

     Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock

Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DEFEASANCE

     We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

     Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

GOVERNING LAW

     Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

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

                          DESCRIPTION OF CAPITAL STOCK

     The statements under this caption are brief summaries and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (1) our Restated Certificate of Incorporation, as amended (the "charter"), and the Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, between us and Fleet National Bank c/o EquiServe, as rights agent (the "shareholder rights agreement"), copies of which are available upon request to El Paso, and (2) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC at, or prior to, the time of the offering of such series of preferred stock.

GENERAL

     We are currently authorized by our charter to issue up to 750,000,000 shares of common stock and up to 50,000,000 shares of preferred stock. As of March 16, 2001, there were 508,892,767 shares of common stock and 200,000 shares of Series B Mandatorily Convertible Single Reset Preferred Stock issued and outstanding.

COMMON STOCK

     We are currently authorized by our charter to issue up to 750,000,000 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends which are declared by our board of directors out of funds legally available for such a purpose. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of common stock are, and the common stock offered by this offering circular will be, fully paid and nonassessable upon issuance against full payment of the purchase price.

     Fleet National Bank c/o EquiServe is the transfer agent and registrar for our common stock.

PREFERRED STOCK

     Our board of directors, without any further action by our stockholders, is authorized to issue up to 50,000,000 shares of preferred stock and to divide the preferred stock into one or more series. The Board may fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of El Paso. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the certificate of designation relating to that series. The description of preferred stock set forth below does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the particular series of preferred stock.

     The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series. The certificate of designation relating to each series will specify the terms of the preferred stock as follows:

     - The maximum number of shares to constitute each series and the distinctive designation of the shares;

     - The annual dividend rate, if any, on shares of each series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;
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

     - The purchase price and terms of conditions of the shares of each series, including the time during which shares of each series may be redeemed and any accumulated dividends that the holders of shares of each series shall be entitled to receive upon the redemption of the shares;

     - The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of each series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of El Paso;

     - Whether or not the shares of each series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relating to the operation of such fund;

     - The terms and conditions, if any, on which the shares of each series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of our capital stock, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

     - The voting rights, if any, on the shares of each series; and

     - Any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions on each series.

     As of the date of this offering circular, 200,000 shares of Series B Mandatorily Convertible Single Reset Preferred Stock are outstanding. Pursuant to the shareholder rights agreement, our board of directors has designated 7,500,000 shares of Series A preferred stock. A summary description of each of the shareholder rights agreement, the Series A preferred stock and the Series B Mandatorily Convertible Single Reset Preferred Stock is set forth below. You should refer to the full text of the shareholder rights agreement and the certificate of designation for each series of preferred stock for more complete descriptions.

SHAREHOLDER RIGHTS AGREEMENT

     In July 1992, the board of directors of El Paso Natural Gas Company, our predecessor ("EPG"), declared a dividend distribution of one preferred stock purchase right (an "EPG right") for each share of EPG's common stock par value $3.00 per share, then outstanding. In July 1997, EPG's board amended EPG's shareholder rights agreement pursuant to which the EPG rights were issued. All shares of EPG common stock issued subsequent to July 1992 also included these EPG rights. In connection with the holding company reorganization effected as of August 1, 1998, each one-half EPG right then associated with each outstanding share of EPG common stock was converted into one preferred stock purchase right (a "right") associated with each share of our common stock. All shares of our common stock issued after August 1, 1998 will also include a right. Under conditions specified in the shareholder rights agreement, each right may be exercised to purchase from us one two-hundredths of a share of a series of our preferred stock, designated as Series A junior participating preferred stock, par value $.01 per share (the "Series A preferred stock"), at a price of $75 per one two-hundredths of a share, subject to adjustment. In January 1999, the shareholder rights agreement was amended and restated.

     Our charter provides that the holders of a whole share of Series A preferred stock are entitled to 200 votes per share on all matters submitted to a vote of our stockholders subject to adjustment. In addition, during any period that dividends on the Series A preferred stock are in arrears in an amount equal to six quarterly dividend payments, the holders of Series A preferred stock will have the right to vote together as a class to elect two of our directors.

     The rights will separate from the common stock and will become exercisable on the earlier of (1) the first date of the public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the voting power of all of our outstanding voting securities and (2) 10 business days (or such later date as the board may determine) after the commencement of, or
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

announcement of an intention to commence, a tender or exchange offer, that would result in a person or group beneficially owning 15% or more of our voting securities. If, after the rights become exercisable, we are involved in a merger or other business combination transaction in which our common stock is exchanged or changed, or it sells 50% or more of its assets or earning power, each holder of a right will have the right to purchase at the right's then-current exercise price, common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. If a person becomes the beneficial owner of securities having 15% or more of the voting power of all of our then-outstanding voting securities (except pursuant to a "permitted offer"), or if, during any period of such ownership, there shall be any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction or series of transactions which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of our equity securities or any of our subsidiaries which is directly or indirectly owned by such person, then for the next 60 days each right not owned by such person will entitle the holder of the right to purchase, at the right's then-current exercise price, shares of common stock or, in the discretion of the board, the number of one two-hundredths of a shares of series A preferred stock (or in circumstances specified in the shareholder rights agreement, other of our equity securities with at least the same economic value as the common stock) having a market value of twice the right's then-current exercise price. The rights, which have no voting rights, expire no later than 5:00 p.m., New York time on July 7, 2002. A "permitted offer" is a tender or exchange offer for all outstanding shares of common stock which is at a price and on terms determined, prior to the purchase of shares in such offer, by a majority of the disinterested directors to be adequate and otherwise in the best interests of us and our stockholders (other than the person and its affiliates making the offer), taking into account all factors that such disinterested directors deem relevant. "Disinterested directors" are directors who are neither our officers nor the officers an acquiring company or affiliate, associate or representative of such a company, or a person directly or indirectly proposed or nominated as director by a transaction person (as defined in the shareholder rights agreement). We may redeem the rights under circumstances specified in the shareholder rights agreement, prior to their expiration date at a purchase price of $.01 per right. It is possible that the existence of the rights may have the effect of delaying, deterring or preventing our takeover.

     Each share of our common stock issued upon conversion of the debentures will include a right issued under the shareholder rights agreement.

EL PASO SERIES B MANDATORILY CONVERTIBLE SINGLE RESET PREFERRED STOCK

     In March 2000, we issued 200,000 shares of El Paso Series B Mandatorily Convertible Single Reset Preferred Stock having an initial aggregate liquidation preference of $1,000,000,000 in connection with the issuance by Limestone Electron Trust and Limestone Electron, Inc. of $1,000,000,000 aggregate principal amount of notes (the "Limestone Notes"). The shares of the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock were deposited under a share trust agreement into a trust established for the benefit of the holders of the Limestone Notes. We are the beneficial owner of the trust. The preferred shares are to be sold by the trust only if:

     - the Limestone Notes are accelerated as a result of an event of default, including, in addition to various defaults under the documentation relating to the transactions pursuant to which the Limestone Notes were issued, payment defaults by El Paso under debt obligations specified in the documentation relating to the transactions;

     - the funds necessary to pay the Limestone Notes upon maturity are not timely deposited; or

     - our credit ratings fall below investment grade and our common stock price for ten consecutive trading days falls below $27.07, subject to certain adjustments.

     The date that the preferred shares are sold by the trust, or under certain circumstances the date of a failed remarketing of the preferred shares, is the "Rate Reset Date," and the market price of El Paso common stock on the day such sale is priced or the date of such failed remarketing is the "Reset Price,"

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

which price is subject to certain antidilution adjustments. If the Limestone Notes, which mature on March 15, 2003, are timely repaid in full, we expect the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock will be retired and canceled.

     No dividends are payable on the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock prior to the Rate Reset Date. After the Rate Reset Date, dividends are payable at a rate equal to 7% per annum plus an amount which is intended to approximate the dividend yield on the El Paso common stock as of the Rate Reset Date. Such dividends are payable quarterly in arrears and are cumulative. The amount payable on shares of El Paso Series B Mandatorily Convertible Single Reset Preferred Stock in the event of a liquidation, dissolution or winding up of the affairs of El Paso is $5,000 per share, together with accrued dividends to the date of payment. These dividend and liquidation rights are senior to the dividend and liquidation rights of the El Paso common stock and the El Paso Series A Participating Junior Preferred Stock. The El Paso Series B Mandatorily Convertible Single Reset Preferred Stock is not redeemable after the Rate Reset Date.

     After the Rate Reset Date and prior to the date on which the El Paso Series B Mandatorily Convertible Single Reset preferred Stock automatically convert into shares of El Paso common stock, the holders of the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock will be entitled to convert the preferred shares into El Paso common stock based on a conversion price of 110% of the Reset Price. The El Paso Series B Mandatorily Convertible Single Reset Preferred Stock will be converted automatically into El Paso common stock on the later to occur of the third anniversary of the Rate Reset Date and March 15, 2006, and holders will also be entitled to receive cash equal to all accrued dividends. The number of shares of El Paso common stock issuable per share of El Paso Series B Mandatorily Convertible Single Reset Preferred Stock upon automatic conversion will equal the quotient of $5,000 divided by a conversion price which will be between 100% to 110% of the Reset Price, depending on the market price of El Paso common stock at the time of automatic conversion.

     The holders of El Paso Series B Mandatorily Convertible Single Reset Preferred Stock generally have no voting rights except as may be required by statute, but are entitled to certain class voting rights, including the requirement for approval by the holders of at least a majority thereof to effect:

     - an amendment to El Paso's certificate of incorporation that would adversely affect the powers, rights or preferences of the holders of the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock;

     - the authorization or issuance of capital stock ranking senior to the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock; or

     - the merger or consolidation of El Paso in which holders of the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock do not receive or continue to hold a similar interest in the surviving entity, subject to certain exceptions.

     If full cumulative dividends on the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock are not paid for six consecutive quarters, the holders of the El Paso Series B Mandatorily Convertible Single Reset Preferred Stock (together with the holders of any other series of capital stock, including the Series A preferred stock, that are entitled to elect directors as a result of dividend arrearages) will have the right to elect two directors to El Paso's Board of Directors until all dividend arrearages have been paid. If we fail to pay dividends when due on El Paso Series B Mandatorily Convertible Single Reset Preferred Stock, we are prohibited from paying dividends on prior stock, including El Paso common stock and Series A preferred stock, and we and our subsidiaries are prohibited from redeeming or acquiring junior stock, including El Paso common stock and Series A preferred stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to such date, either the business combination or such transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes merger, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation's outstanding voting stock.

EL PASO'S RESTATED CERTIFICATE OF INCORPORATION

     Our charter contains provisions applicable to a merger, consolidation, asset sale, liquidation, recapitalization, or other business transactions, including the issuance of our stock ("business combinations"). Our charter requires the affirmative vote of 51% or more of our voting stock, excluding any voting stock held by an interested stockholder (defined in our charter as any person who owns 10% or more of the voting stock and specifically defined affiliates), with respect to all business combinations involving the interested stockholder, unless directors who served as such prior to the time the interested stockholder became an interested stockholder determine by a two-thirds vote that (1) the proposed consideration meets specified minimum price criteria, or (2)(A) the interested stockholder holds 80% or more of the voting stock and (B) the interested stockholder has not received (other than proportionately as a stockholder) the benefit of any financial assistance from us, whether in anticipation of or in connection with such business combination. To meet the minimum price criteria, all stockholders must receive consideration or retain value per share after the transaction which is not less than the price per share paid by the interested stockholder. Our charter also requires the dissemination to stockholders of a proxy or information statement describing the business combination.

     Our charter also prohibits the taking of any action by written stockholder consent in lieu of a meeting and the subsequent amendment of our charter to repeal or alter the above provisions without the affirmative vote of 51% of our voting stock, excluding voting stock held by any interested stockholder.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each trust may issue in one or more offerings only one series of trust preferred securities having terms described in the applicable prospectus supplement. The declaration of each trust authorizes the administrative trustees to issue on behalf of that trust one series of trust preferred securities. The declaration of each trust, as amended in connection with the trust's sale of trust preferred securities, will be qualified as an indenture under the Trust Indenture Act.

     The trust preferred securities will have such terms, including distributions, redemption, voting, conversion, exchange, liquidation rights and such other preferred, deferred or other special rights or such restrictions as are set forth in the declaration, as amended in connection with the trust's sale of trust preferred securities or made part of the declaration by the Trust Indenture Act. You should refer to the prospectus supplement relating to the trust preferred securities of the trust for specific terms, including:

     - the distinctive designation of the trust preferred securities;

     - the number of trust preferred securities issued by each trust;

     - the annual distribution rate (or method of determining such rate) for trust preferred securities issued by the trust and the date or dates upon which the distributions are payable;

     - the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

     - the amount or amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     - the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

     - the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the declaration of the trust;

     - the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of trust preferred securities;

     - provisions regarding convertibility or exchangeability of the trust preferred securities for our capital stock or debt securities;

     - if applicable, any securities exchange upon which the trust preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of the trust or with applicable law.

     We will guarantee all trust preferred securities offered to the limited extent set forth below under "Description of the Trust Preferred Securities Guarantees."

     Any U.S. federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

     In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the administrative trustees of the trust to issue on behalf of the trust one series of trust common securities. The amended and restated declaration of the trust will set forth the terms of the trust common securities, including terms regarding distributions, redemption, voting, liquidation rights and any restrictions. The terms of the trust common securities issued by each trust will be substantially identical to the terms of the trust preferred securities issued by the trust. The trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in the limited circumstances to be described in the amended and restated declaration, the trust common securities will also carry the right to vote to appoint, remove or replace any of the trustees of a trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     A summary of information concerning the trust guarantees which we will execute and deliver from time to time for the benefit of the holders of the trust preferred securities is set forth below. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the trust guarantee trustee, or indenture trustee, under each trust guarantee. The terms of each trust guarantee will be those set forth in that trust guarantee and those made part of that trust guarantee by the Trust Indenture Act. The following is a summary of the material terms and provisions of the trust preferred securities guarantees. You should refer to the provisions of the form of trust guarantee and the Trust Indenture Act for a more complete discussion. We have filed the form of trust guarantee as an exhibit to the registration statement of which this prospectus is a part. Each trust guarantee will be held by the trust guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

GENERAL

     Under each trust guarantee, we will irrevocably and unconditionally agree, to the extent set forth in each applicable trust guarantee, to pay the trust guarantee payments described below in full to the holders of the trust preferred securities issued by a trust, in the event they are not paid by or on behalf of the applicable trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.

     The following payments (the trust guarantee payments) with respect to trust preferred securities of any trust not paid by the trust when due, will be subject to the related trust guarantee:

     - any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that trust will have funds legally and immediately available for payment;

     - the redemption price of any trust preferred securities called for redemption by that trust, including all accrued and unpaid distributions to the date of redemption, to the extent that trust has funds available for payment; and

     - upon dissolution, winding-up or termination of that trust (other than in connection with the distribution of the assets of the trust to the holders of trust preferred securities or the redemption of all of the trust preferred securities), the lesser of:

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent that trust has funds available for payment and

          (b) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities in liquidation of the trust.

     Our obligation to make a trust guarantee payment will be satisfied by our direct payment of the required amounts to the holders of the applicable trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

     Each trust guarantee will be a full and unconditional guarantee with respect to the applicable trust preferred securities, but will not apply to any payment of distributions when the applicable trust does not have funds "legally and immediately" available for payment. If we do not make interest payments on the subordinated debt securities purchased by a trust, that trust will not pay distributions on the trust preferred securities issued by it and will not have funds "legally and immediately" available for such payment. See "Description of the Debt Securities -- Covenants" included in this prospectus.

     We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the trust common securities (the trust common securities guarantees) to the same extent as the trust guarantees, except that upon an event of default under the subordinated indenture relating to the subordinated debt securities purchased by that trust, holders of trust preferred securities will have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS

     In each trust guarantee, we will covenant that, so long as any trust preferred securities remain outstanding, if any event that would constitute an event of default under the trust guarantee or the declaration of the applicable trust occurs, then we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make any liquidation payment with respect to, any of our capital stock, with the following exceptions:

     - purchases or acquisitions of shares of our common stock in connection with our obligations under our employee benefit plans,

     - purchases or acquisitions of shares of our common stock in connection with our obligations under any contract or security requiring us to purchase shares of our common stock or,

     - the purchase of fractional interests in shares of our capital stock as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or make any guarantee payments with respect to the foregoing.

     Additionally, we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank equally with or junior to the subordinated debt securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities of the applicable trust. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

TERMINATION

     Each trust guarantee will terminate as to the trust preferred securities of the applicable trust upon the first to occur of:

     - full payment of the redemption price of all trust preferred securities of the applicable trust;

     - distribution of the assets of the trust to the holders of the trust preferred securities of the applicable trust; and

     - full payment of the amounts payable upon liquidation of the trust in accordance with the declaration of the trust.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

EVENTS OF DEFAULT

     An event of default under a trust guarantee will occur upon our failure to perform any of our payment or other obligations under that trust guarantee.

     The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the trust guarantee trustee under the trust preferred securities guarantee. If the trust guarantee trustee fails to enforce the trust guarantee, any holder of trust preferred securities relating to the trust guarantee may institute a legal proceeding directly against us to enforce the trust guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the trust guarantee trustee or any other person or entity. However, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

STATUS OF THE TRUST GUARANTEES

     The trust guarantees will constitute our unsecured obligations and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities made equal in priority or subordinate by their terms;

     - equally with the most senior preferred or preference stock that we may issue and with any guarantee that we may enter into in respect of any preferred or preference stock of any our affiliates; and

     - senior to our common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities of the applicable trust, by acceptance of the securities, agrees to the subordination provisions and other terms of the trust guarantee relating to the applicable trust preferred securities.

     The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

     Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the trust guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

     We and our affiliates may, from time to time, maintain a banking relationship with the trust guarantee trustee.

GOVERNING LAW

     The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
              THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

     As long as we make payments of interest and other payments when due on the subordinated debt securities, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

     - the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate stated liquidation preference of the trust securities;

     - the interest rate and interest and other payment dates of the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

     - we will pay any and all costs, expenses and liabilities of the trusts, except the trusts' obligations to holders of its trust preferred securities under the terms of such trust preferred securities; and

     - the declaration of each trust prohibits the trust from engaging in any activity that is not consistent with the limited purposes of the trust.

     We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities of a trust, to the extent the trust has funds available for the payment of such distributions as described in "Description of Trust Guarantees" in this prospectus. Taken together, our obligations under the subordinated debt securities, the subordinated indenture, the declarations of the trusts and the trust guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each of the trust's obligations under its trust preferred securities. If we do not make payments on the subordinated debt securities, the trusts will not pay distributions or other amounts due on the trust preferred securities. The trust guarantees do not cover payment of distributions when the applicable trust does not have sufficient funds to pay the distributions. In this event, the remedies of a holder of the trust preferred securities of the trust are described in this prospectus under "Description of the Trust Guarantees -- Events of Default." Our obligations under the trust guarantees are unsecured and are subordinate and junior in right of payment to all of our other liabilities.

     Notwithstanding anything to the contrary in the subordinated indenture and to the extent set forth in the subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated indenture with and to the extent we have made, or are concurrently on the date of such payment making, a payment under a trust guarantee.

     A holder of trust preferred securities of a trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee without first instituting a legal proceeding against the trust guarantee trustee, the trust or any other person or entity.

     The trust preferred securities of a trust evidence a beneficial interest in the trust. The trusts exist for the sole purpose of issuing the trust securities and investing the proceeds in subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of subordinated debt securities is that a holder of subordinated debt securities is entitled to receive from us the principal amount of and interest accrued on subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from a trust, or from us under the trust guarantee, if and to the extent the trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of a trust involving the liquidation of the subordinated debt securities, the holders of the trust preferred securities of the trust will be entitled to receive, out of assets held by the trust and after satisfaction of liabilities to creditors of the trust as provided by applicable law, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustees of a trust, as holder of the subordinated debt securities of the trust, would be a subordinated creditor of us, subordinated in right of payment to all of our senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the trust guarantees and we have agreed to pay for all costs, expenses and liabilities of the trusts other than the trusts' obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of subordinated debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

     A default or event of default under any of our senior debt will not constitute a default or event of default under the subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the subordinated indenture provide that no payments may be made on the subordinated debt securities until our senior debt has been paid in full or any payment default under our senior debt has been cured or waived. Our failure to make required payments on a series of subordinated debt securities would constitute an event of default under the subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

     We may designate agents to solicit offers to purchase our securities.

     - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

     We may use one or more underwriters in the offer or sale of our securities.

     - If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

     - We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell our securities.

     We may use a dealer to sell our securities.

     - If we use a dealer, we, as principal, will sell our securities to the dealer.

     - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, El Paso in the ordinary course of business.

     Other than common stock, all securities offered will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or any El Paso Trust for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is listed and traded on the NYSE and PSE. Any common stock sold by this prospectus will be listed for trading on the NYSE, subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

                                 LEGAL MATTERS

     The validity of the common stock, preferred stock, senior debt securities, subordinated debt securities and trust guarantees will be passed upon for El Paso and the El Paso Trusts by Andrews & Kurth L.L.P., Houston, Texas. The validity of the trust preferred securities under Delaware Law will be passed upon for the El Paso Trusts by Potter Anderson & Corroon LLP. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus from the 2000 Annual Report on Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited supplemental combined financial statements incorporated by reference in this prospectus from the Current Report on Form 8-K dated March 23, 2001, except as they relate to El Paso CGP Company (formerly The Coastal Corporation), have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to El Paso CGP Company (formerly The Coastal Corporation), by other accountants, whose report thereon appears therein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

     The consolidated financial statements and related financial statement schedule of El Paso CGP Company (formerly The Coastal Corporation) incorporated in this prospectus by reference from El Paso's Current Report on Form 8-K dated March 23, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Information related to the estimated proved reserves attributable to certain oil and gas properties of subsidiaries of El Paso CGP Company as of December 31, 2000 and estimates of future net cash flows and present value of the reserves have been incorporated by reference in El Paso's Current Report on Form 8-K dated March 23, 2001, which is incorporated herein by reference, in reliance on the reserve report, dated January 29, 2001, prepared by Huddleston & Co., Inc., independent petroleum engineers.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED APRIL 27, 2001.

PRELIMINARY PROSPECTUS

                                  EL PASO LOGO

                              EL PASO CORPORATION

              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK
                                  $3 PAR VALUE

     This prospectus relates to our Direct Stock Purchase and Dividend Reinvestment Plan. Our plan is designed to provide investors with a convenient and economical way to purchase shares of El Paso Corporation common stock. Once enrolled in our plan, participants may:

     - Purchase their first shares of our common stock by making an initial cash investment of at least $5,000 and up to $20,000.

     - Purchase additional shares of our common stock by making optional cash payments at any time of at least $50 each and up to a maximum of $20,000 per month.

     - Make optional cash payments in excess of $20,000 per month, but only after submission of a written request -- a "Request for Waiver" -- has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion.

     - Elect to automatically reinvest any cash dividends that we may pay in the future on all of their shares of common stock in additional shares of common stock.

     Please read this prospectus in its entirety for a more detailed description of El Paso Corporation's Direct Stock Purchase and Dividend Reinvestment Plan and its features.

     Our common stock is listed for trading on the New York Stock Exchange and the Pacific Exchange under the symbol "EPG." Our principal executive offices are located in the El Paso Building at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.   SEE "RISK FACTORS" ON PAGE 4 AND
"CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 4.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is April   , 2001.

                               TABLE OF CONTENTS

About this Prospectus.......................................     i
Summary of the Plan.........................................     1
Risk Factors................................................     4
El Paso's Business..........................................     4
Forward-looking Statements..................................     4
Information About The Plan..................................     6
Material U.S. Federal Income Tax Considerations.............    19
Use of Proceeds.............................................    20
Plan of Distribution........................................    20
Where You Can Find More Information.........................    21
Description of El Paso Common Stock.........................    23
Legal Matters...............................................    23
Experts.....................................................    23

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may offer common stock under our Direct Stock Purchase and Dividend Reinvestment Plan using this prospectus in conjunction with a prospectus supplement that may add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with any additional information described under the heading "Where You Can Find More Information." In this prospectus, references to "El Paso," "we," "us," and "our" means El Paso Corporation.

                              SUMMARY OF THE PLAN

     The following summary of the El Paso Corporation Direct Stock Purchase and Dividend Reinvestment Plan is qualified by reference to the full text of the plan that is contained in this prospectus. Terms used in this summary have the meanings given to them in the plan.

     The plan amends and restates in its entirety the El Paso Corporation Dividend Reinvestment and Common Stock Purchase Plan. Current participants will automatically continue to participate in the plan.

PURPOSE OF PLAN

     The purpose of the plan is to provide an economical and convenient way for investors to purchase shares of our common stock. The plan also provides us with a means of raising additional capital through the direct sale of our common stock to plan participants.

ELIGIBILITY AND ENROLLMENT

     If you currently own shares of our stock, you can participate in the plan by submitting a completed shareholder authorization card. You may participate directly in the plan only if you hold our stock in your own name. If you hold shares through a brokerage or other account, you may participate directly in the plan by having your shares transferred into your own name or you may arrange to have your broker or other custodian participate on your behalf.

     If you do not own any shares of our stock, you can participate in the plan by submitting a completed initial investment form and making an initial cash investment of at least $5,000.

REINVESTMENT OF DIVIDENDS

     As a participant, you can reinvest the cash dividends on all of your common stock in additional shares of our common stock without having to pay brokerage commissions or service fees.

OPTIONAL CASH PAYMENTS UP TO $20,000 PER MONTH

     If you are currently a participant, you can buy additional shares of our common stock without having to pay brokerage commissions or service fees. Current participants can submit optional cash payments at any time, provided each optional cash payment is at least $50 and total optional cash payments do not exceed $20,000 per month, unless we have granted your request for a waiver. Purchases may be made by check, money order or automatic monthly deductions.

     If you are a new investor, you can buy your first shares directly through the plan without having to pay brokerage commissions or service fees. The minimum initial cash investment is $5,000 by check or money order. Initial cash investments cannot exceed $20,000 unless we grant your request for a waiver.

OPTIONAL CASH PAYMENTS IN EXCESS OF $20,000 PER MONTH  --  REQUEST FOR WAIVER

     Optional cash payments by any current participant totaling more than $20,000 per month and any initial cash investment by a new investor in excess of $20,000, may only be made pursuant to a request for waiver that has been granted by El Paso Corporation.

INVESTMENT DATE

     Shares of common stock purchased directly from us will be purchased on the "Investment Date." When shares of common stock are purchased directly from us with dividends being reinvested, the Investment Date will occur on the dividend payment date (or if such date is not a trading day, then the first trading day immediately following that date). When shares of common stock are purchased directly from us with optional cash payments of up to $20,000 per month, then two Investment Dates will occur each month, on the 1st and the 15th. If either the 1st or 15th of any month is not a trading day, then the Investment Date will occur the first trading day immediately following such date. When shares of common stock are purchased directly from us with optional cash payments in excess of $20,000 per month, purchases will occur twice each month over a five day pricing period, with each day in the pricing period being considered an Investment Date, please refer to Exhibit A.

     When shares of common stock are purchased in the open market or in privately negotiated transactions, whether with dividends being reinvested or with optional cash payments, shares will be purchased as soon as practical, beginning on the day that would be deemed the Investment Date if the common stock was purchased directly from us.

SOURCE OF SHARES

     Shares will be purchased either directly from us as newly issued shares of common stock or treasury shares, or from parties other than us, either in the open market or in privately negotiated transactions.

PURCHASE PRICE

     Purchases of shares of common stock directly from us with reinvested dividends or optional cash payments, not exceeding $20,000 per month, will be made at a price equal to 100% of the average of the high and low sales prices for a share of our common stock as reported by the New York Stock Exchange on the applicable Investment Date.

     Purchases of shares of common stock directly from us with optional cash payments of greater than $20,000 per month will be made pro rata over a five day pricing period, with each day in the pricing period being an Investment Date. Please see Exhibit A for a list of expected pricing periods. On each of the five Investment Dates, the purchase price will equal 100% (subject to change as provided in the following paragraph) of the average of the daily high and low sales prices for a share of our common stock as reported by the New York Stock Exchange. Purchases made during the pricing period may be subject to a minimum price, as more fully described below. We may alter or amend at our sole discretion these pricing periods at any time and from time to time, prior to the commencement of any pricing period and prior to the granting of any waiver with respect to such period.

     The purchase price for shares of our common stock in the case of dividend reinvestments and optional cash payments up to $20,000 per month are not discounted. Optional cash payments in excess of $20,000 per month may be discounted from 0% up to 3% at our sole discretion. Currently, there is no discount for purchases in excess of $20,000 per month.

     The purchase price for shares of our common stock purchased in the open market or in privately negotiated transactions will be equal to the weighted average purchase price paid for those shares. Purchases in the open market or in privately negotiated transactions will begin on the applicable Investment Date.

NUMBER OF SHARES OFFERED

     We expect to authorize and register shares from time to time as necessary for purposes of the plan.

ADVANTAGES OF THE PLAN

     - Both current shareholders and new investors can participate in the plan.

     - The plan provides participants with the opportunity to reinvest cash dividends in additional shares of our common stock without having to pay brokerage commissions or service fees.

     - The plan provides participants with the opportunity to make optional cash payments when and as they choose, subject to minimum and maximum amounts, for the purchase of shares of our common stock without having to pay any brokerage commissions or service fees.

     - Optional cash payments up to $20,000 per month may be made by check, money order or automatic monthly deduction.

     - Cash dividends paid on shares enrolled in the plan can be fully invested in additional shares of our common stock because the plan permits fractional shares to be credited to participants' accounts. Dividends on fractional shares, as well as on whole shares, may also be reinvested in additional shares which will be credited to participants' accounts.

     - For safekeeping purposes, a participant can convert common stock certificates into book-entry shares that will be credited to his or her account.

     - At no charge and at the request of participants, the Administrator will send certificates to participants for full shares credited to their accounts.

     - At any time, a participant may request the sale of all or part of the shares credited to his or her plan account.

     - Periodic statements reflecting all current activity in your plan account, including purchases of shares and the most recent account balance, will be sent to all participants.

DISADVANTAGES OF THE PLAN

     - No interest will be paid on dividends or optional cash payments held pending reinvestment or investment. In addition, optional cash payments of less than $50 and that portion of any optional cash payment that exceeds the maximum limit of $20,000 per month, unless that limit has been waived, are subject to return to the participant without interest.

     - With respect to optional cash payments in excess of $20,000 per month, the actual number of shares to be purchased will not be determined until after the end of the relevant pricing period. Therefore, during the pricing period, participants will not know the actual price per share or number of shares they have purchased.

     - Because optional cash payments are not invested by the Administrator immediately on receipt, those payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions.

     - We may, without giving participants prior notice, change our determination as to whether shares of common stock will be purchased directly from us, in the open market or in privately negotiated transactions with third parties.

     - Sales of shares of common stock credited to a participant's account will involve a transaction fee to be deducted from the proceeds of the sale by the Administrator, as well as any applicable stock transfer taxes on the sales.

     - Shares of common stock credited to the participant's account cannot be pledged until a stock certificate is issued for these shares.

     - We reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons in order to eliminate practices that we deem inconsistent with the purposes of the plan.

                                  RISK FACTORS

     Before you invest in El Paso common stock, you should read the risks, uncertainties and factors which may adversely affect El Paso that are discussed under the caption "Risk Factors and Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" in the El Paso 2000 Annual Report on Form 10-K, which are incorporated by reference in this prospectus.

                               EL PASO'S BUSINESS

     El Paso is a global energy company with operations that span the wholesale energy value chain, from natural gas production and extraction to power generation. El Paso's principal operations include: the transportation, gathering, processing, and storage of natural gas; marketing of energy and energy-related commodities and products; generation of power; refining of petroleum; production of chemicals; development and operation of energy infrastructure facilities; exploration and production of natural gas and oil; and mining of coal.

     El Paso's principal executive offices are located at the El Paso Building, 1001 Louisiana Street, Houston, Texas 77002 and our telephone number is (713) 420-2600.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for the securities of El Paso. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are estimates reflecting the best judgment of senior management of El Paso, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - the risk that earnings may be adversely affected by fluctuating energy prices;

     - the risk that rates charged to customers may be reduced by governmental authorities;

     - the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses, the oil and gas exploration and production business, the energy marketing and power generation industries, the crude oil refining and chemical production businesses and the coal mining business;

     - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

     - the timing and success of our exploration and development drilling programs, which would affect production levels and reserves;

     - changes to our estimates of oil, gas and coal reserves;

     - the risk of financial losses arising out of derivative transactions;

     - risks incident to the drilling and operation of oil and gas wells;

     - risks incident to operating crude oil refineries, chemical plants and coal mines;

     - future drilling, production and development costs, including drilling rig rates;

     - the costs of environmental liabilities, regulations and litigation;

     - the impact of operational hazards;

     - the risk that required regulatory approvals for proposed pipeline, storage and power generation projects may be delayed or may only be granted on terms that are unacceptable or significantly less favorable than anticipated;

     - the risks associated with future weather conditions;

     - the risk that our telecommunications strategy may not be successful;

     - the risk that the former businesses of The Coastal Corporation may not be successfully integrated with our businesses;

     - the risk that we may not fully realize the benefits expected to result from our merger with The Coastal Corporation;

     - the impact of the loss of key employees; and

     - the risk that other firms will further expand into markets in which we operate.

     These factors are more fully described in our 2000 Annual Report on Form 10-K under the heading "Risk Factors and Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" and are incorporated herein by reference. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents that we incorporated by reference into this document. In addition, we can give you no assurance that:

     - we have correctly identified and assessed all of the factors affecting our businesses;

     - the publicly available and other information with respect to these factors on which we have based our analysis is complete or correct;

     - our analysis is correct; or

     - our strategies, which are based in part on this analysis, will be successful.

     Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                           INFORMATION ABOUT THE PLAN

     The following questions and answers explain and constitute the El Paso Corporation Direct Stock Purchase and Dividend Reinvestment Plan, which we refer to below as our "plan."

     The provisions of the plan, in effect as of the date of this prospectus, are set forth below. Shareholders who do not elect to participate in the plan will receive cash dividends, as declared and paid in the usual manner.

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the plan is to provide our current shareholders and interested new investors with a simple, convenient and economical method of purchasing shares of our common stock and/or reinvesting all of their cash dividends in additional shares of our common stock. To the extent shares are purchased directly from us, the plan also provides us a means of raising additional capital through the direct sale of common stock. We will not, however, receive proceeds from shares of our common stock that may be purchased in the open market or in privately negotiated transactions with third parties in order to supply shares issued to participants under the plan. The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions who engage in short-term trading activities.

2. WHO WILL ADMINISTER THE PLAN?

     Portions of the plan will be administered by Fleet National Bank ("Fleet"), and other portions of the plan will be administered by Mellon Bank, N.A. ("Mellon"). Fleet and Mellon, each individually and collectively, may be referred to in this document as the "Administrator." Fleet acts as agent for participants, processes the purchasing of common stock acquired under the plan, keeps records of the accounts of participants, sends regular reports of account activity to participants and performs other duties relating to the plan. Shares purchased for each participant under the plan will be credited in electronic registration form (also known as book-entry form) to that participant's account maintained by Fleet, unless and until a participant requests the issuance of a stock certificate for all or part of the shares or requests the sale of all or part of the shares. Fleet also serves as dividend disbursement agent, transfer agent and registrar for our common stock. EquiServe ("EquiServe"), a registered transfer agent, will provide certain administrative support to Fleet. Mellon will administer the Request for Waiver portion of the plan. FutureShare Financial LLC ("FutureShare"), an affiliate of Mellon and a registered broker dealer, will provide certain support to Mellon. The Administrator reserves the right to resign at any time upon reasonable notice to the Company and the Company reserves the right to change the Administrator upon reasonable notice.

3. HOW DO I CORRESPOND WITH THE ADMINISTRATOR?

     All correspondence and inquiries concerning the plan (other than correspondence and inquiries regarding requests for waivers) should be directed to:

     Fleet National Bank
     c/o EquiServe
     Attn: El Paso Corporation Stock Purchase Plan
     P.O. Box 43010
     Providence, RI 02940-3010

     Be sure to include a reference to El Paso Corporation in your correspondence.

     To contact Fleet by telephone:

    Shareholder customer service, including sale of shares:
    1-877-453-1503

     An automated voice response system is available 24 hours a day, seven days a week.

     Customer service representatives are available from 8:30 a.m. to 6:00 p.m., U.S. Eastern time, each business day.

     You can also obtain information about your account via the Internet on EquiServe's web site http://gateway.equiserve.com. At the web site, you can access your share balance, sell shares, request a stock certificate, change dividend payment options and obtain online forms and other information about your account. To obtain access, you will need your issue and account numbers which can be found on your dividend check or statement as well as your password. You can request a new password online or by calling EquiServe at 1-877-453-1503.

     Inquiries concerning requests for waivers, including requests for waiver forms, information on waiver set dates or to learn if we will be accepting requests for waivers, should be directed to Mellon at 1-917-320-6300.

4. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Our existing shareholders (both registered holders and beneficial owners), as well as persons seeking to purchase their first shares in our company, may participate in our plan.

     A "registered holder" (which means a shareholder whose shares of common stock are registered on the stock transfer books of El Paso in his or her name) or a "beneficial owner" (which means a shareholder whose shares of common stock are registered on the stock transfer books of El Paso in a name other than his or her name; for example, in the name of a broker, bank, or other nominee), may participate in the plan. A registered holder may participate in the plan directly; a beneficial owner must either become a registered holder by having such shares transferred into his or her name or by making arrangements with his or her broker, bank or other nominee to participate in the plan on his or her behalf.

     An interested investor that is not currently a shareholder may participate in the plan by making an initial cash investment in our common stock of not less than $5,000 nor more than $20,000. In certain circumstances, however, we may permit greater initial cash investments if an appropriate waiver is filed with us and accepted.

     The right to participate in our plan is not transferable to another person. We reserve the right to exclude from participation in the plan persons who use our plan to engage in short-term trading activities. In addition, we reserve the right to aggregate optional cash payments submitted by participants with the same name, address or social security or taxpayer identification number for purposes of determining whether the monthly maximum of $20,000 would be exceeded.

     Participants residing in jurisdictions in which their participation in the plan would be unlawful will not be eligible to participate in the plan.

5. WHAT ARE THE ENROLLMENT PROCEDURES?

     A person may participate in the plan by following the appropriate procedure set forth below.

  Our registered holders:

     Each eligible registered holder of our common stock may enroll in our plan and become a participant by completing and signing the shareholder authorization card and returning it to the Administrator.

     Please note, that if the shares you currently own are registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the shareholder authorization card exactly as their names appear on the account registration.

     Alternatively, eligible registered shareholders may enroll in the plan by calling shareholder customer services toll free at 1-877-453-1503 after a thorough review of this prospectus.

  Our beneficial owners:

     If you are a beneficial owner of shares of common stock registered in the name of a financial intermediary (for example, a bank, broker or other nominee), you may participate in the plan directly after you have instructed your financial intermediary to re-register your shares in your name and those shares have been re-registered. Any costs associated with that registration will be borne by you. You may then enroll in the plan as a registered shareholder, without having to make an initial investment. Alternatively, you may make arrangements with your financial intermediary to participate in the plan on your behalf or you may enroll in the plan in the same manner as someone who is not currently a shareholder as described below.

  Interested investors who do not currently own our common stock:

     An interested investor who is not presently one of our shareholders, but desires to enroll in our plan, may become a participant by submitting a completed initial investment form to the Administrator together with a check or money order ($5,000 minimum/$20,000 maximum), payable in United States dollars and drawn on a United States bank. All checks and money orders should be made payable to "EquiServe -- El Paso Corporation."

     Some state securities laws require that a registered broker-dealer send investment materials to their residents. Therefore, a registered broker-dealer, rather than the Administrator, will forward a copy of this prospectus and the appropriate enrollment form to residents of those states.

     Both the initial investment form and the shareholder authorization card, copies of which are available upon request from the Administrator, appoint Fleet as the participant's agent for purposes of the plan and direct Fleet to apply cash dividends to the purchase of additional shares of our common stock if specified by the participant on the applicable enrollment form. The initial investment form and the shareholder authorization card also direct the Administrator to purchase additional shares of our common stock with any optional cash payments that the participant may elect to make.

     The Administrator will process initial investment forms and shareholder authorization cards as promptly as practicable. Participation in the plan will begin after the properly completed form and any required payments have been accepted by the Administrator.

6. WHAT ARE THE DIVIDEND OPTIONS?

     We typically pay cash dividends on our common stock in the beginning of January, April, July and October. The payment of dividends in the future and the amount of dividend payments, if any, will depend upon our financial condition and other factors as the Board of Directors deems relevant.

     You may select from the following dividend options:

     Full Dividend Reinvestment: You may elect to reinvest all of your cash dividends by designating this election on the shareholder authorization card or the initial investment form. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service. Under this option, you may make optional cash payments when and as you choose, provided each optional cash payment is at least $50 and total cash payments do not exceed $20,000 per month, unless a request for waiver has been previously submitted and approved.

     Optional Cash Payments Only: You may elect to receive all of your dividends in cash by designating this election on the shareholder authorization card or the initial investment form. Dividends paid in cash will be sent to you by check in the usual manner or by direct deposit, if you have elected the direct deposit option described below under Question 8 "Can I have my dividends directly deposited?" Under this option, you may make optional cash payments when and as you choose, provided each optional cash payment is at least $50 and total cash payments do not exceed $20,000 per month, unless a request for waiver has been previously submitted and approved.

     Cash dividends will be distributed in the manner designated on the shareholder authorization card or initial investment form until the participant specifies otherwise, or until the plan is terminated. Please note, shareholders with multiple accounts must request enrollment for each account registration. In order to be effective for a particular dividend, the Administrator must receive a completed shareholder authorization card on or before the record date associated with such dividend.

     If you return a properly signed shareholder authorization card or initial investment form without electing a dividend reinvestment option, your account will be enrolled in Full Dividend Reinvestment.

7. CAN I CHANGE MY DIVIDEND OPTION?

     You may change your dividend option by calling or writing to the Administrator or by completing and returning a new shareholder authorization card. You can also change your dividend option by accessing your account through the Internet at the Administrator's website: http://gateway.equiserve.com. To be effective for a specific dividend, the Administrator must receive any change in election on or before the record date for that dividend. Otherwise, the change in election may be delayed until the following dividend payment date. The record date usually occurs in the beginning of March, June, September and December. If you have multiple accounts, and desire to change the dividend payment options on some or all of your accounts, a request must be submitted for each account registration.

8. CAN I HAVE MY DIVIDENDS DIRECTLY DEPOSITED?

     Through the plan's direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your pre-designated checking or savings account at a United States bank or financial institution on the dividend payment date. To receive dividends by direct deposit, you must complete and sign a direct deposit authorization form and return it to the Administrator. You may obtain a direct deposit authorization form by calling EquiServe at 1-877-453-1503.

     Direct deposit authorization forms will be processed and will become effective as promptly as practicable after receipt by the Administrator. You may change your designated bank account for automatic direct deposit or discontinue this feature at any time by submitting a new direct deposit authorization form or other written instruction to the Administrator.

9. HOW DO I MAKE OPTIONAL CASH PAYMENTS UP TO $20,000 PER MONTH?

     If you are a current participant, you are eligible to make optional cash payments at any time. You should mail your check or money order to EquiServe, along with a cash investment and other transaction form located at the bottom of each statement of holdings, to the address indicated on the form. If you choose to submit an optional cash payment when enrolling in the plan, you may enclose a check or money order with your shareholder authorization card. All optional cash payments are subject to a minimum of $50 per payment.

     As an alternative to sending checks and money orders, you may elect to have a minimum of $50 but not more than $20,000 automatically withdrawn every month from an account at a qualified financial institution. You may elect this option by completing and returning a properly executed automatic deduction enrollment form, along with a voided blank check or checking/savings deposit slip, to the Administrator. Automatic deduction enrollment forms may be obtained by contacting the Administrator. You should allow 4 to 6 weeks for the first investment to be initiated. Once established, funds will be deducted from your designated bank account on the 20th of each month. If the 20th of the month is not a business day, funds will be deducted the following business day. You may change the amount of funds to be withdrawn or terminate the automatic deduction by contacting the Administrator. In order for such change to be effective for a particular deduction, the Administrator should receive such notification at least 7 business days prior to the debit date. Changes in the bank account or bank routing number, however, constitute the establishment of a new automatic deduction and may require 4 to 6 weeks to take effect. The Administrator will invest such funds on the first investment of the following month.

     If you are an interested new investor, you are eligible to make an initial cash investment at any time. Simply complete and return an initial investment form along with a check or money order representing your desired initial cash investment. All initial cash investments in the form of checks or money orders are subject to a minimum of $5,000.

     Except when accompanied by an approved Request for Waiver Form (as described below), the aggregate of your optional cash payments, including your initial cash investment, if applicable, cannot exceed $20,000 per month. Optional cash payments of less than the allowable minimum dollar amount per payment and that portion of any optional cash payment that exceeds the allowable maximum dollar amount per month will be returned, except as noted below, promptly to participants, without interest. Optional cash payments submitted by brokerage firms or other nominees on behalf of beneficial owners may be aggregated for purposes of determining whether the limit of $20,000 per month will be exceeded. In addition, we reserve the right to aggregate all optional cash payments for participants with more than one account using the same name, address or social security or taxpayer identification number for purposes of determining whether the limit of $20,000 per month will be exceeded. For participants unable to supply a social security or taxpayer identification number, participation may be limited by us to only one plan account. Also, for the purposes of such limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. In the event we exercise our right to aggregate payments and the result would be a payment in excess of $20,000 per month without an approved request for waiver, we will return, without interest, as promptly as practicable, any amounts in excess of the investment limitation.

     Optional cash payments up to $20,000 per month made by check or money order must be payable in United States dollars, drawn against a United States bank and made payable to "EquiServe -- El Paso Corporation." Due to the longer clearance period, the Administrator is unable to accept checks clearing through non-United States banks. Any checks not drawn on a United States bank or not payable in United States dollars will be returned to you, as will any cash or third party checks. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a United States bank and can print the dollar amount in United States funds. Other forms of payment, such as wire transfers, may be made, but only if approved in advance by the Administrator.

     In order to be effective for a particular Investment Date, the Administrator must receive optional cash payments up to $20,000 per month at least two business days prior to that Investment Date. Cash payments received less than two business days prior to an Investment Date will be held by the Administrator until the following Investment Date.

     No interest will be paid on optional cash payments received and held pending investment by the Administrator.

     Upon receipt of your written request, the Administrator will promptly return to you, without interest, any uninvested optional cash payments in amounts less than $20,000 per month. Such a request must be received by the Administrator at least five business days before the applicable Investment Date.

     Please note, there is no obligation to make optional cash payments and the amount of such payments may vary from time to time.

     We may adjust all minimum and maximum plan investment amounts at our discretion from time to time after notification to all participants.

     Participants should be aware that investments under the plan are made as of specified dates. As a result, one may lose any advantage that otherwise might be available from being able to select the timing or the price of an investment. Neither we nor the Administrator can assure a profit or protect against a loss on shares of common stock purchased under the plan.

10. HOW ARE OPTIONAL CASH PAYMENTS WITH "RETURNED FUNDS" HANDLED?

     In the event that any form of payment is returned unpaid for any reason (e.g. insufficient funds), the Administrator will consider the request for investment of such money null and void and shall immediately remove from your account any shares purchased upon the prior credit of such payment. The Administrator shall then be entitled to sell those shares at the current market price to satisfy any amount of such uncollected payment. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected payment, the Administrator will be entitled to sell additional shares from your plan account to satisfy the uncollected balance. Any deposit returned unpaid will be subject to a $25 returned funds fee, which the Administrator will deduct from your account.

11. CAN I MAKE AN OPTIONAL CASH PAYMENT IN EXCESS OF $20,000 PER MONTH?

     If you wish to make an optional cash payment in excess of $20,000 per month, or if your proposed payments have been aggregated so as to exceed $20,000 per month, you must obtain our prior written approval. To obtain our approval, you must submit a request for waiver. To make a request for waiver, you should obtain a Request For Waiver Form by contacting Mellon at 1-917-320-6300. Completed Request For Waiver Forms should be sent to Mellon via facsimile at 1-917-320-6312 no later than two business days prior to the Waiver Cash Payment Due Date provided in Exhibit A for the applicable Pricing Period. If we approve your request for waiver, then you must send Mellon your optional cash payment of greater than $20,000.

     Mellon must receive your optional cash payment in good funds pursuant to a Request For Waiver Form by the applicable Waiver Cash Payment Due Date provided in Exhibit A. Funds received after the applicable Waiver Cash Payment Due Date will be returned to you.

     We also may make the foregoing information available on the Investor Relations segment of our website at www.elpaso.com or on another website we or Mellon may establish for this purpose from time to time. The website may also contain a form for submitting a request for waiver via electronic mail.

     We have the sole discretion whether to approve any request to make an optional cash payment in excess of the $20,000 monthly maximum allowable amount. We may grant those requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a waiver. In deciding whether to approve your request for waiver, we may consider, among other things, the following factors:

     - whether, at the time of such request, the Administrator is acquiring shares of common stock for the plan directly from us or in the open market or in privately negotiated transactions with third parties;

     - our need for additional funds;

     - our desire to obtain additional funds through the sale of common stock as compared to other sources of funds;

     - the purchase price likely to apply to any sale of common stock;

     - the extent and nature of your prior participation in the plan;

     - the number of shares of common stock you hold of record; and

     - the total amount of optional cash payments in excess of $20,000 per month for which requests for waiver have been submitted.

     If you do not receive a response from us in connection with your request for waiver, you should assume that we have denied your request.

     If requests for waivers are submitted for any Pricing Period for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine, in our sole discretion, to be appropriate.

     We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible registered holders or beneficial owners of our common stock for any reason whatsoever including elimination of practices that are inconsistent with the purposes of the plan.

12. WHAT IS AN INVESTMENT DATE AND WHEN DO INVESTMENT DATES OCCUR?

     The Investment Date is the date or dates on which shares of our common stock are deemed to have been purchased with reinvested dividends or optional cash payments. The Investment Date under the plan depends on whether you purchase the shares with reinvested dividends or optional cash payments and whether we issue new shares to you or the plan obtains your shares by purchasing them from parties other than us.

     - Reinvested Dividends: If shares acquired with reinvested dividends are acquired directly from us, the Investment Date is the dividend payment date (or if that date is not a trading day, then the first trading day immediately following that date). Newly issued shares will be credited to participants' accounts as of the Investment Date. If shares acquired with reinvested dividends are acquired from parties other than us either in open market or privately negotiated transactions, the Investment Date will be the date or dates on which those purchases occur, which will commence on the applicable dividend payment date and will be completed no later than 30 days following the dividend payment date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. Shares purchased in the open market or in privately negotiated transactions will be credited to participants' accounts after the settlement period. Settlement normally occurs three business days after the investment is completed. The record date associated with a particular dividend is referred to in this plan as a "dividend record date."

       Dividends are paid as and when declared by our Board of Directors. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the plan obligates us to declare or pay any dividend on our common stock. The plan does not represent a guarantee of future dividends.

     - Optional Cash Payments up to $20,000 per Month: If shares will be purchased directly from us with optional cash payments up to $20,000 per month, there will be two Investment Dates in each month. The Investment Dates will occur on the 1st and the 15th (or, if no trading occurs on either date, then the first trading day immediately following such date). Newly issued shares will be credited to participants' accounts as of the applicable Investment Date. Purchases of shares from parties other than us either in open market or privately negotiated transactions will begin on the days that would be deemed the Investment Dates if the shares were acquired directly from us and will be completed no later than 30 days following such dates, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. Shares purchased in the open market or in privately negotiated transactions will be posted to the participants' accounts after the settlement period. Settlement normally occurs three business days after the investment is completed. Optional cash payments up to $20,000 per month must be received by the Administrator at least two business days prior to an Investment Date in order to be invested on that Investment Date. Otherwise the cash will not be invested until the next Investment Date.

       In dividend months, optional cash payments up to $20,000 per month will continue to be invested as outlined above. Since the dividend payable date may or may not fall on the 1st or the 15th, more than two investments may occur in the applicable months. If, however, the dividend is declared payable as of the 1st or the 15th of January, April, July or October, funds from any optional cash payments up to $20,000 per month will be commingled with the dividend funds and invested accordingly.

     - Optional Cash Payments in Excess of $20,000 per Month: Pursuant to an approved request for waiver, shares will be purchased directly from us with optional cash payments in excess of

       $20,000 per month. There will be two Pricing Periods per month, each of which will consist of five separate Investment Dates, provided the New York Stock Exchange is open for business on each of the five days. For your reference we have attached as Exhibit A to this prospectus a list of the expected Pricing Period Commencement and Conclusion Dates. One-fifth (1/5) of your optional cash payment will be invested on each Investment Date, subject to the qualifications set forth under "Minimum Waiver Price" in the answer to Question 14 below. Mellon must receive your optional cash payment in good funds pursuant to an approved Request For Waiver Form by the applicable Waiver Cash Payment Due Date set forth in Exhibit A.

     See Exhibit A to this prospectus for a list of the expected Pricing Period Commencement and Conclusion Dates. We may alter or amend at our sole discretion these pricing periods at any time and from time to time, prior to the commencement of any pricing period and prior to the granting of any waiver with respect to such period.

13. WHAT IS THE SOURCE OF THE EL PASO COMMON STOCK PURCHASED THROUGH THE PLAN?

     Purchases of shares of our common stock under the plan may be made, at our discretion, either (1) directly from us out of our authorized but unissued shares of common stock or treasury stock; (2) on the open market; or (3) in negotiated transactions with third parties.

     Full and fractional shares acquired under the plan will be calculated and credited to participants' accounts. The number of shares purchased will be the total amount invested divided by the applicable purchase price per share as described below.

14. WHAT IS THE PURCHASE PRICE FOR SHARES PURCHASED THROUGH THE PLAN?

     The Purchase Price under the plan depends in part on whether the common shares are purchased from us or from parties other than us.

  Reinvested Dividends

          If shares of common stock are purchased directly from us with reinvested dividends, the Purchase Price to you will equal 100% of the average of the high and low sales prices for a share of common stock as reported by the New York Stock Exchange on the applicable Investment Date.

          If the shares of common stock are purchased in the open market or in privately negotiated transactions, then the Purchase Price to you will equal the weighted average purchase price paid for those shares.

  Optional Cash Payments up to $20,000 per Month

          If shares of common stock are purchased with optional cash payments not exceeding $20,000 per month directly from us, the Purchase Price to you will equal 100% of the average of the high and low sales prices for a share of common stock as reported by the New York Stock Exchange on the applicable Investment Date.

          If the shares of common stock are purchased in the open market or in privately negotiated transactions, then the Purchase Price to you will be equal to the weighted average purchase price paid for those shares.

  Optional Cash Payments in Excess of $20,000 per Month

          Shares purchased pursuant to a granted request for waiver will be purchased directly from us. The Purchase Price to you will equal 100% (subject to change as provided below) of the average of the daily high and low sales prices of our common stock as reported by the New York Stock Exchange for the trading day relating to each of the five Investment Dates during the Pricing Period assuming the minimum waiver price is met on each of the five days (see below). The Purchase Price will reflect any discount, 0% up to 3%, we are offering on purchases with optional cash payments in excess of $20,000 per month on the applicable Investment Date.

          We may set a minimum purchase price per share (the "Minimum Waiver Price") for optional cash payments in excess of $20,000 per month made pursuant to a granted request for waiver for any Pricing Period. We will determine whether to set a Minimum Waiver Price, and, if so, its amount, at least three business days before the first day of the Pricing Period. We will notify Mellon of the Minimum Waiver Price, if any. In deciding whether to set a Minimum Waiver Price, we will consider current market conditions, the level of participation in the plan and our current and projected capital needs. Participants may ascertain whether a Minimum Waiver Price has been set or waived for any given pricing period by calling Mellon at 1-917-320-6300 or such other number as we may establish from time to time.

          We will fix the Minimum Waiver Price for a Pricing Period as a dollar amount that the average of the high and low sales prices as reported by the New York Stock Exchange for each trading day of that Pricing Period (not adjusted for discounts, if any) must equal or exceed. We will exclude from the Pricing Period and from the determination of the Purchase Price any trading day within the Pricing Period that does not meet the Minimum Waiver Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of common stock are made on the New York Stock Exchange. Thus, for example, if the Minimum Waiver Price is not met or no sales of our common stock are reported for two of the five trading days in a Pricing Period, then we will base the Purchase Price upon the remaining three trading days in which the Minimum Waiver Price was met.

          In addition, we will return a pro rata portion of each optional cash payment made pursuant to an approved request for waiver for each trading day of a Pricing Period for which the Minimum Waiver Price is not met or for each day in which no trades of common stock are reported on the New York Stock Exchange as soon as reasonably practical after the Pricing Period, without interest. The returned amount will equal one-fifth ( 1/5) of the total amount of that optional cash payment (not just the amount exceeding $20,000) for each trading day that the Minimum Waiver Price is not met or for each trading day in which sales are not reported. Thus, for example, if the Minimum Waiver Price is not met or no sales of our common stock are reported for two of the five trading days in a Pricing Period, then we will return two-fifths ( 2/5 or 40%) of the optional cash payment to you without interest after conclusion of the Pricing Period.

          The establishment of the Minimum Waiver Price and the possible return of a portion of the payment applies only to optional cash payments exceeding $20,000 per month made pursuant to a granted request for waiver. Setting a Minimum Waiver Price for a Pricing Period will not affect the setting of a Minimum Waiver Price for any other Pricing Period. We may waive our right to set a Minimum Waiver Price for any particular Pricing Period. Neither we nor the Administrator is required to give you notice of the Minimum Waiver Price for any Pricing Period.

  Discount

          A discount of 0% up to 3% from the purchase price may be offered, in the Company's sole discretion, with respect to a particular Investment Date to participants on purchases of our common stock through optional cash payments in excess of $20,000 per month. The maximum discount rate, if any, on optional cash purchases in excess of $20,000 per month, may be obtained at least three business days before the first day of the applicable Pricing Period, as provided on Exhibit A to this prospectus by calling Mellon at 1-917-320-6300.

          Setting a discount from the purchase price for optional cash payments in excess of $20,000 per month for a particular Investment Date will not affect the setting of a discount for any other Investment Date. We may increase, decrease, or waive our right to set a discount from the purchase price for any particular Investment Date. Neither we nor the Administrator is required to give you notice of the discount for any Investment Date.

15. MAY I ADD MY CERTIFICATE SHARES OF EL PASO CORPORATION COMMON STOCK TO MY PLAN ACCOUNT FOR SAFEKEEPING?

     You may use the plan's "share safekeeping" service to deposit any common stock certificates in your possession with the Administrator at no cost to you. Shares deposited will be recorded in book-entry form and credited to your account. By using the plan's share safekeeping service, you no longer bear the risks associated with loss, theft or destruction of stock certificates.

     The Administrator will promptly send you a statement confirming each certificate deposit. Shares deposited and credited to your account with the Administrator may be transferred or sold in a convenient and efficient manner. See the answer to Question 17 regarding certificates for shares and the answer to Question 18 regarding sale of shares below.

16. HOW DO I SEND MY CERTIFICATES TO THE ADMINISTRATOR FOR SAFEKEEPING?

  Stock certificates sent to the Administrator for safekeeping should not be endorsed.

     To insure against loss resulting from mailing certificates, the Administrator recommends that you send your certificates to the address listed in Question 3 by registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20). This represents the approximate cost to you of replacing certificates if they are lost in the mail.

17. CAN I HAVE A CERTIFICATE ISSUED FOR SHARES CREDITED TO MY ACCOUNT?

     Common stock purchased under the plan, and any certificated shares you may deposit for safekeeping, will be recorded in electronic registration form (book-entry) and credited to your account. The Administrator will report the number of shares (including fractional shares) credited to your account as promptly as practicable after each purchase. You may receive a certificate for all or any portion of the whole shares credited to your book entry position at any time upon calling or writing to the Administrator. Alternatively, you may also request the issuance of a stock certificate through the Internet at the Administrator's website http://gateway.equiserve.com or by utilizing the cash investment and other transaction form located at the bottom of your statement of holdings. The request should state that you wish to withdraw shares and should specify the number of whole shares to be withdrawn. To access your account online, you will need your issue and account numbers which can be found on your dividend check or statement, and your account password. You may request a new password on-line or through the Administrator at 1-877-453-1503. Stock certificates will be issued for whole shares only and will be issued within 5 business days after the Administrator receives the request. Certificates for fractional shares will not be issued. There is no fee for this service. Any remaining whole or fractional shares will continue to be credited to your account. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment or payment of cash dividends on those shares.

18. HOW DO I SELL SHARES CREDITED TO MY ACCOUNT?

     You may direct the Administrator to sell a portion of the shares of common stock credited to your account at any time by calling or writing to the Administrator. Alternatively, you may request a sale of your shares through the Internet at the Administrator's website http://gateway.equiserve.com or by utilizing the cash investment and other transaction form located at the bottom of your statement of holdings. Please note, however, the Administrator is unable to accept instructions to sell on a specific date or at a specific price. Upon receipt of the request, the Administrator will, within 5 business days of receipt, cause such shares to be sold in the open market through an independent broker-dealer chosen by the Administrator. We will not participate in any sale of shares under the Plan, and no shares will be sold directly to us, or any of our subsidiaries or affiliates. The sale price per share will be the weighted average price of all shares sold that day less brokerage commissions (currently $0.15 per share, subject to change).

     The Administrator will send you a check for the sales proceeds, less a transaction fee of $10.00 and any applicable transfer taxes, and other costs of sale after settlement has occurred. Settlement is normally 3 business days after the sale of shares. All information regarding the sale of the shares will be provided to the Internal Revenue Service (the "IRS").

     Our common stock price may fluctuate during the period between a request for sale, its receipt by the Administrator, and the ultimate sale in the open market. If you are considering such a request you should evaluate this risk before requesting a sale. The risk of a price decline is borne solely by you. If you prefer to have complete control over the exact timing and sale price, you can withdraw the shares you wish to sell and sell them through a broker of your own choosing.

19. HOW DO I TERMINATE MY ACCOUNT?

     You may terminate your account at any time by calling or writing the Administrator. Alternatively, you may request termination of your account by using the cash investment and other transaction form located at the bottom of your statement of holdings. Upon termination, a certificate for all full shares and a check for any fractional interest in a share at the then current market value of our common stock will be issued and mailed to you. If you prefer, you can request the Administrator to sell all shares as described above. The Administrator will process all requests for termination as soon as practical after receipt of the request. The Administrator must receive such termination notice at least 7 business days prior to a dividend payment date in order for you to receive such dividend in cash; otherwise such notice may not be effective until after the dividends are reinvested and the shares have been credited to your account. All dividends, which have a dividend record date subsequent to the date on which the Administrator processes the termination, will be sent directly to you.

     In the event that a purchase of shares on behalf of a participant pursuant to the plan is pending, such participant may not terminate enrollment until after the investment date has passed and the shares purchased have been credited to the plan account.

20. CAN I TRANSFER OR GIFT SHARES THAT ARE CREDITED TO MY ACCOUNT?

     You may transfer the ownership of all or part of the shares credited to your book entry position to an account for another person without requiring the issuance of stock certificates. This could include a gift or private sale. Requests for these transfers must meet the same requirements as are applicable to the transfer of common stock certificates, including the requirement of a Medallion Signature Guarantee. Simply contact the Administrator to obtain the proper instructions, requirements and documents necessary to complete your transfer. Shares that are transferred will be credited in book-entry form to the transferee's account. An account will be opened in the name of the transferee if the transferee is not already a registered shareholder, and the transferee's account will be enrolled in the plan under the same dividend option as the transferor unless the transferor specifies differently. The transferee may change the dividend option after the transfer has been made as described in Question 7 above. After the transfer, the transferee will receive an account statement showing the number of shares transferred to and held in the transferee's account.

21. WHAT IF EL PASO ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT? WHAT HAPPENS IN THE EVENT OF A RIGHTS OFFERING?

     Any common stock dividend or stock splits distributed by us and relating to shares held in book entry form will be credited to your book entry position. Such distributions relating to shares not held in book entry form and registered in your name may be mailed directly to you in the same manner as to shareholders who are not participating in the plan. Alternatively, we may, at our discretion, decide to distribute such shares in book entry form (rather than mailing certificates).

     In the event we make available to you rights to subscribe to additional shares, debentures or other securities, the full shares held for you under the plan will be added to other shares held by you in calculating the number of rights to be offered to you.

22. WHAT REPORTS WILL I RECEIVE?

     Whenever you purchase, sell or deposit shares through the plan, the Administrator will promptly send you a statement of holdings with the details of the transaction. After each dividend reinvestment, you will receive from the Administrator a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased and the total shares credited to your account. The statement also will show all year-to-date account activity, including purchases, sales and certificate deposits or withdrawals. You should retain these statements to establish the cost basis of shares of common stock purchased under the plan for income tax purposes as there may be a fee incurred if the Administrator must supply an additional account history.

     In addition, you will receive copies of the same communications sent to all other holders of record of our common stock. This includes our annual report to shareholders, quarterly reports to shareholders, the notice of annual meeting and proxy statement. You will also be furnished with IRS information for reporting dividends paid and proceeds derived from any sale of shares credited to your account in the form and manner as the IRS may require. All notices, statements and reports will be addressed to your latest address of record with the Administrator.

     In order to ensure receipt of plan reports and information, you must promptly notify the Administrator of any change of address.

23. ARE THERE COSTS ASSOCIATED WITH PARTICIPATION?

     All costs for the purchase of shares and administration of the plan will be paid by us with the exception of:

     - Costs associated with automatic investments that may be assessed by your financial institution (as described under Question 9 above).

     - Any costs resulting from your having insufficient funds to effect payment for initial and/or optional cash payments.

     - Those costs associated with your direction to the Administrator to sell all or a portion of your shares (as described under Question 18 above).

     - Those costs related to a sale of a fractional share (as described under Questions 18 and 19 above).

     - Any costs assigned to you as a beneficial holder by your broker or nominee who is participating in the plan on your behalf.

     Participation in the plan is voluntary and you may discontinue your participation at any time.

24. CAN I PLEDGE OR ASSIGN SHARES CREDITED TO MY ACCOUNT?

     Except as described under Question 20 above regarding gifts and transfer of shares, common stock credited to your account may not be pledged or assigned. If you wish to pledge shares of common stock credited to your account, you must request that certificates for those shares be issued in your name as described under Question 17 above.

25. HOW DO I VOTE SHARES CREDITED TO MY ACCOUNT AT SHAREHOLDERS' MEETINGS?

     If you participate in the plan, you, as a holder of our common stock, will have the same rights as every other holder of our common stock. The Administrator will send you all of the required documentation, including a proxy card, to vote all of the shares of stock that you hold in certificate form and have credited to your book entry position. You will receive a single proxy card for each account registration. Only you have the right to vote such shares. A properly signed and completed proxy will be voted according to your instructions. We may also provide for electronic voting of proxies via the telephone or Internet, as may be described in our proxy materials.

26. CAN THE PLAN BE TERMINATED, SUSPENDED OR MODIFIED?

     We reserve the right to terminate, suspend or modify the plan at any time in whole, in part, or in respect to participants in one or more jurisdictions, although the plan does not currently have an expiration date (subject to other provisions of the plan). All affected participants will receive notice of any termination, suspension or modification of the plan. Any amendment or supplement shall be deemed to be accepted by you unless the Administrator receives notice of the termination of your plan account. Any such amendment may include an appointment by the Administrator, in its place and stead, of a successor administrator under the plan in which event we are authorized to pay such successor agent, for your account, all dividends and distributions payable on the shares of the company held by you for application by such successor administrator as provided in the plan.

27. WHAT ARE THE RESPONSIBILITIES OF EL PASO AND THE ADMINISTRATOR UNDER THE
PLAN?

     Neither we nor the Administrator (nor any of our agents, representatives, employees, officers, directors or subcontractors) will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to cease reinvesting dividends for your account upon your death or adjudicated incompetence, prior to receipt of written notice of such death or adjudicated incompetence, the prices at which shares are purchased or sold for your account, the times when purchases or sales are made for your account or fluctuations in the market value of the common stock. You must recognize that neither we nor the Administrator can assure a profit or protect against a loss on shares purchased under the plan. The prices of shares purchased and sold under the plan will be determined by market conditions. Participants cannot waive federal securities law liability.

     We are authorized to take any actions to carry out the plan as may be consistent with the terms and conditions of the plan. We reserve the right to interpret and regulate the plan as we deem desirable or necessary in connection with the plan's operations. The establishment and maintenance of the plan does not constitute assurances with respect to either the value of our common stock, whether or not we will continue to pay dividends on our common stock or the rate if any, at which future dividends may be paid.

     Neither we nor the Administrator makes any recommendation as to whether you should participate in the plan. You should make your own decision based on your own investment objectives.

28. CAN MY PARTICIPATION IN THE PLAN BE TERMINATED?

     If you do not own at least one whole share registered in your name in stock certificate form or credited in book-entry form to your account, your participation in the plan may be terminated. In that event, you would receive a cash payment for the fractional share remaining in your account based on the then current market price of our common stock, less any service fee, any applicable brokerage commission and any other costs of sale.

29. WHAT LAW GOVERNS THE PLAN?

     The plan and its operations are governed by the laws of the State of Delaware and federal and state securities laws, as applicable.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     We believed the following to be an accurate general summary of the material federal income tax consequences of participation in the plan as of the date of this prospectus. This summary of tax consequences is for general information, however, and does not reflect tax consequences of every possible situation that could result from participation in the plan. Participants in the plan should therefore consult with their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws, and U.S. tax withholding laws) applicable to their own particular circumstances.

DIVIDEND REINVESTMENT

     In situations where shares of common stock are purchased directly from us with reinvested dividends, a participant must include in gross income a dividend equal to the number of shares purchased with the participant's reinvested dividends multiplied by the fair market value of our common stock on the relevant Investment Date. The shares of common stock acquired by dividend reinvestment will have a cost basis for determining gain or loss equal to the fair market value of the shares on the relevant Investment Date. The fair market value for federal income tax purposes will likely be treated as being equal to 100% of the average of the high and low sales prices of our common stock on the Investment Date.

     In situations where shares of our common stock are purchased on the open market with reinvested dividends, an amount will be includible in gross income of the participant for federal income tax purposes equal to the amount of the dividend which is reinvested in shares, plus that portion of any brokerage commissions paid by El Paso on the participant's behalf in the purchase of the shares. The participant's basis in shares purchased on the open market will be equal to the purchase price plus the amount of any brokerage commissions paid by El Paso on the participant's behalf for the shares purchased.

OPTIONAL CASH PAYMENTS

     If a participant or new investor makes optional cash payments to purchase El Paso common stock under the plan, any discount provided by the plan for such investment will be treated as a distribution taxable as a dividend. The amount treated as a distribution will be the excess of the fair market value of the shares acquired on the Investment Date over the amount paid for the shares purchased.

     The amount of any discount provided by the plan on a purchase of El Paso common stock will be treated and accounted for as a distribution to a participant irrespective of whether the participant is participating in dividend reinvestment under the plan. However, in one private letter ruling involving similar circumstances, the IRS indicated that such discount need not be included in gross income if a participant is not enrolled in Dividend reinvestment under a plan. A private letter ruling issued by the IRS to one person generally may not be relied upon by other persons as being binding on the IRS, although it may suggest how the IRS would treat similar cases. You should consult your own tax advisor to determine the appropriate tax treatment in any acquisition of stock under the plan in which a discount is provided to you by the plan.

     Shares of El Paso common stock acquired with optional cash payments should, to the extent that any discount provided by the plan is treated as a distribution taxable as a dividend, have a tax basis equal to the amount paid for the shares plus the excess, if any, of the fair market value of the shares acquired on the Investment Date over the amount paid for the shares purchased. The fair market value of shares acquired may differ from the purchase price determined under the plan if a discount is provided for the purchase pursuant to the plan. The fair market value for federal income tax purposes will likely be treated as being equal to 100% of the average of the high and low sales prices of El Paso common stock on the Investment Date.

     In situations where the Administrator purchases shares of El Paso common stock on the open market with optional cash payments, an amount will be includable in gross income of the participant for federal income tax purposes equal to that portion of any brokerage commissions paid by El Paso on the participant's behalf in the purchase of the shares. The participant's basis in shares purchased on the open market will be equal to the purchase price plus the amount of any brokerage commissions paid by El Paso on the participant's behalf for the shares purchased.

WITHHOLDING

     The dividends reinvested and the proceeds of the sale of shares under the plan may be subject to federal backup withholding in certain circumstances. The Administrator will furnish participants with necessary forms and instructions concerning the application of backup withholding rules. Any amounts that are required to be withheld under these rules will be deducted from the dividends reinvested and/or proceeds of any sale of shares, and the remaining amount reinvested or paid.

     In the case of foreign participants who are subject to U.S. tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld, and make other withholdings required by applicable rules. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the participant.

ACQUISITION AND SALE OF SHARES

     As a participant in the plan you will not realize income merely by receiving a certificate for shares that have been purchased for your account under the plan. However, if you receive a cash payment for the sale of shares credited to your account there may be gain or loss measured by the difference between the amount of cash received and your basis in the shares sold. Such gain or loss will be a capital gain or loss for federal income tax purposes if the shares are a capital asset in your hands. The holding period for shares of common stock purchased under the plan will begin the day after the date the shares are credited to your account. The holding period can determine the rate of tax on any gain, and treatment of any loss from the sale of shares. You should consult with your own tax advisor to determine the specific tax consequences of any particular sale of shares to be made.

TAX INFORMATION REPORTING

     The dividends paid to you as a shareholder, and any brokerage commissions paid by El Paso on your behalf, as described above, will be reported on the appropriate IRS forms, which will be mailed to you and the IRS by January 31 following the end of the year of payment. Shares of El Paso common stock sold through the Administrator will be reported on IRS Form 1099-B, which will be mailed to you and the IRS by January 31 following the end of the year of the sale. Form 1099-B will state the amount of the sale proceeds. You and your tax advisor must determine the basis of shares sold and any gain or loss on such a sale.

                                USE OF PROCEEDS

     The plan will raise additional capital for us to the extent that the plan purchases newly-issued shares of common stock or treasury shares from us (rather than acquiring shares in the open market or in privately negotiated transactions). We do not know the number of shares of common stock that will ultimately be purchased pursuant to the plan, or the prices at which the shares will be purchased. We currently intend to issue new shares to satisfy demand for shares under the plan; therefore, we expect to raise additional capital for us. We intend to use the net proceeds from the sale of common stock for one or more of the following: repayment of indebtedness, investments in assets, working capital, and general corporate purposes. Pending those uses, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies.

                              PLAN OF DISTRIBUTION

     Subject to the discussion below, we will distribute newly issued or treasury shares of our common stock sold under the plan. FutureShare, a registered broker/dealer, will assist in the identification of investors and other related services, but will not be acting as an underwriter with respect to shares of our common stock sold under the plan. There are no brokerage commissions or service charges allocated to participants in the plan in connection with their purchases of such newly issued or treasury shares of common stock.

     In connection with the administration of the plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of participants or other investors who may be engaged in the securities business.

     Persons who acquire shares of our common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by such persons.

     From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to Requests for Waiver under the plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

     We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the plan. Upon withdrawal by a participant from the plan by the sale of shares of our common stock held under the plan, the participant will receive the proceeds of that sale less a transaction fee and any required tax withholdings or transfer taxes.

     Our common stock may not be available under the plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

     You will not incur fees, commissions or expenses in connection with purchases made under the plan. If you direct the Administrator to sell shares of common stock credited to your account, however, the Administrator will deduct from the sales proceeds; (1) any applicable service fee (currently $10.00 per sale transaction) and (2) any other costs of sale.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the shares of common stock covered by our Direct Stock Purchase and Dividend Reinvestment Plan. This prospectus is part of that registration statement and omits some of the information included in the registration statement pursuant to the rules and regulations of the SEC. For further information about us and our securities you may refer to the registration statement and its exhibits and schedules as well as the documents described below. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described below.

     We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on the New York Stock Exchange (NYSE: EPG) and the Pacific Exchange (PSE:EPG), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange at 301 Pine Street, San Francisco, California 94101.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

     We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.

     - Annual Report on Form 10-K, for the year ended December 31, 2000;

     - Current Reports on Form 8-K filed January 3, 2001, January 29, 2001, February 2, 2001, February 5, 2001, February 6, 2001, February 15, 2001, February 21, 2001, February 23, 2001, March 2, 2001, March 23, 2001,
       March 26, 2001, and March 29, 2001;

     - Proxy Statement for the Annual Meeting of Shareholders to be held on May 21, 2001, filed April March 27, 2001; and

     - The description of our common stock contained in our registration statement on Form 8-A, dated April 5, 2001; and the description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A, dated January 29, 1999.

     We incorporate by reference additional documents that we may file with the SEC after the date of the initial registration statement until the registration statement becomes effective. We also incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                              El Paso Corporation
                          Office of Investor Relations
                                El Paso Building
                             1001 Louisiana Street
                              Houston, Texas 77002
                         Telephone No.: (713) 420-2600

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                      DESCRIPTION OF EL PASO COMMON STOCK

     The authorized capital stock of El Paso consists of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. The description of our common stock is contained in our registration statement on Form 8-A, dated April 5, 2001, and the description of our preferred stock purchase rights associated with our common stock is contained in our registration statement on Form 8-A/A, dated January 29, 1999. Both of these registration statements are incorporated by reference into this prospectus. As of March 16, 2001, we had outstanding 508,892,767 shares of our common stock and 200,000 shares of our Series B Mandatorily Convertible Single Reset Preferred Stock.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the common stock offered under this prospectus have been passed upon for us by Andrews & Kurth, L.L.P., Houston, Texas.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus from the 2000 Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited supplemental combined financial statements incorporated by reference in this prospectus from the Current Report on Form 8-K dated March 23, 2001, except as they relate to El Paso CGP Company (formerly The Coastal Corporation), have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to El Paso CGP Company (formerly The Coastal Corporation), by other accountants, whose report thereon appears therein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firm as experts in auditing and accounting.

     The consolidated financial statements and related financial statement schedule of El Paso CGP Company (formerly The Coastal Corporation) incorporated in this prospectus by reference from El Paso's Current Report on Form 8-K dated March 23, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Information related to the estimated proved reserves attributable to certain oil and gas properties of subsidiaries of El Paso CGP Company as of December 31, 2000 and estimates of future net cash flows and present value of the reserves have been incorporated by reference in El Paso's Current Report on Form 8-K dated March 23, 2001, which is incorporated herein by reference, in reliance on the reserve report, dated January 29, 2001, prepared by Huddleston & Co., Inc., independent petroleum engineers.

                              EL PASO CORPORATION
                                   EXHIBIT A

                       2001 SCHEDULE OF WAIVER SET DATES

     We may alter or amend at our sole discretion these pricing periods at any time and from time to time, prior to the commencement of any pricing period and prior to the granting of any waiver with respect to such period.

    MINIMUM        WAIVER CASH
WAIVER PRICE AND   PAYMENT DUE     PRICING PERIOD     PRICING PERIOD
  WAIVER DATE          DATE       COMMENCEMENT DATE   CONCLUSION DATE
----------------   ------------   -----------------   ---------------
    May 14            May 16          May 17             May 23
    May 29            May 31          June 1             June 7
   June 12           June 14         June 15             June 21
   June 27           June 29          July 2             July 9
   July 12           July 16         July 17             July 23
   July 27           July 31         August 1           August 7
  August 10         August 14       August 15           August 21
  August 29         August 31      September 4        September 10
 September 12      September 14    September 17       September 21
 September 26      September 28     October 1           October 5
  October 10        October 12      October 15         October 19
  October 29        October 31      November 1         November 7
 November 12       November 14     November 15         November 21
 November 28       November 30      December 3         December 7
 December 12       December 14     December 17         December 21
 December 27       December 31      January 2           January 8

                         2002 SCHEDULE OF WAIVER DATES

    MINIMUM        WAIVER CASH
WAIVER PRICE AND   PAYMENT DUE     PRICING PERIOD     PRICING PERIOD
  WAIVER DATE          DATE       COMMENCEMENT DATE   CONCLUSION DATE
----------------   ------------   -----------------   ---------------
  January 10        January 14      January 15         January 22
  January 29        January 31      February 1         February 7
 February 12       February 14     February 15         February 22
 February 26       February 28       March 1             March 7
   March 12          March 14        March 15           March 21
   March 26          March 28        April 1             April 5
   April 10          April 12        April 15           April 19
   April 26          April 30         May 1               May 7
    May 10            May 14          May 15             May 21
    May 29            May 31          June 3             June 7
   June 12           June 14         June 17             June 21
   June 26           June 28          July 1             July 8
   July 10           July 12         July 15             July 19
   July 29           July 31         August 1           August 7
  August 12         August 14       August 15           August 21
  August 28         August 30      September 3         September 9
 September 11      September 13    September 16       September 20
 September 26      September 30     October 1           October 7
  October 10        October 14      October 15         October 21
  October 29        October 31      November 1         November 7
 November 12       November 14     November 15         November 21
 November 26       November 29      December 2         December 6
 December 11       December 13     December 16         December 20
 December 27       December 31      January 2           January 8

--------------------------------------------------------------------------------

Ticker Symbol (NYSE): EPG and (PSE): EPG

Internet Site: www.elpaso.com

Plan Administrator:

     Fleet National Bank
     Shareholder inquiries:
     1-877-453-1503

     An automated voice response system is available 24 hours a day, seven days a week.

     Customer service representatives are available from 8:30 a.m. to 6:00 p.m. U.S. Eastern time each business day.

     New investors requesting plan material:  1-877-453-1503

Write to:

     Fleet National Bank
     c/o EquiServe
     Attn: El Paso Corporation Stock Purchase Plan
     P.O. Box 43010
     Providence, RI 02940-3010

     Internet: http://gateway.equiserve.com

For Requests for Waiver to purchase common stock in amounts in excess of $20,000 per month, please contact Mellon at 1-917-320-6300.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts other than the Securities and Exchange Commission Registration fee are estimated.

Securities and Exchange Commission Registration Fee.........  $  750,000
Legal Fees and Expenses.....................................      50,000
Accountants' Fees and Expenses..............................     100,000
Trustee's Fees and Expenses.................................      10,000
Printing and Engraving Expenses.............................     200,000
Rating Agency Fees..........................................      10,000
Miscellaneous...............................................       7,000
                                                              ----------
          Total.............................................  $1,127,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF EL PASO CORPORATION.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the by-laws of El Paso requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the by-laws of El Paso provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer or employee of El Paso, such person or is or was serving at the request of El Paso as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The by-laws of El Paso also provide that El Paso may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of El Paso's restated certificate of incorporation, as amended, provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso shall not be liable to El Paso or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of El Paso for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     El Paso maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended ("Securities Act") for acts or omissions by such persons while acting as directors or officers of El Paso and/or its subsidiaries, as the case may be.

INDEMNIFICATION OF TRUSTEES OF EL PASO CAPITAL TRUST II AND EL PASO CAPITAL TRUST III

     The declaration of each trust, as amended and restated in connection with any offer and sale of preferred stock of the trust, will provide that no administrative trustee, or affiliate of any administrative trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or of any such affiliate, or employee or agent of the trust or its affiliates (each an indemnified person) shall be liable, responsible or accountable in damages or otherwise to the trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by such declaration, as amended, or by law, except that an indemnified person shall be liable for any such loss, damage or claim incurred by reason of such indemnified person's gross negligence or willful misconduct with respect to such act or omission.

     The declaration will also provide that to the fullest extent permitted by applicable law, El Paso shall indemnify and hold harmless each indemnified person from and against any loss, damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the declaration, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence or willful misconduct with respect to such act or omission.

     The declaration will further provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by El Paso prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration.

ITEM 16. EXHIBITS.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          **1.1          -- Form of El Paso Debt Securities Underwriting Agreement
          **1.2          -- Form of El Paso Equity Securities Underwriting Agreement
            3.1          -- Restated Certificate of Incorporation of El Paso
                            (incorporated by reference to Exhibit 3.A to El Paso's
                            Current Report on Form 8-K, File No. 1-14365, filed
                            February 14, 2001).
            3.2          -- Restated By-laws of El Paso (incorporated by reference to
                            Exhibit 3.B to El Paso's Current Report on Form 8-K, File
                            No. 1-14365, filed February 14, 2001).
            4.1          -- Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, by and between El Paso and Fleet
                            National Bank c/o Equiserve, as Rights Agent
                            (incorporated by reference to Exhibit 1 of El Paso's
                            Registration Statement on Form 8-A/A, File No. 1-14365,
                            filed January 29, 1999)
            4.2          -- Senior Debt Securities Indenture, dated as of May 10,
                            1999, by and between El Paso and The Chase Manhattan
                            Bank, as Trustee (including form of senior security)
                            (incorporated by reference to Exhibit 4.1 of El Paso's
                            Current Report on Form 8-K, File No. 1-14365, filed May
                            10, 1999)
            4.3          -- Subordinated Debt Securities Indenture, dated as of March
                            1, 1998, by and between EPG and The Chase Manhattan Bank,
                            as Trustee (including form of subordinated security)
                            (incorporated by reference to Exhibit 4.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.4          -- Second Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of August 1, 1998, by and
                            between El Paso and The Chase Manhattan Bank, as Trustee
                            (incorporated by reference to Exhibit 4.2 of El Paso's
                            Current Report on Form 8-K, File No. 1-14365, filed
                            August 3, 1998)
            4.5          -- Certificate of Trust of El Paso Capital Trust II
                            (incorporated by reference to Exhibit 4.5 of El Paso's
                            Registration Statement on Form S-3, File No. 333-42713)
            4.6          -- Restated Certificate of Trust of El Paso Capital Trust II
                            (incorporated by reference to Exhibit 4.12 of El Paso's
                            Post-Effective Amendment to Registration Statement on
                            Form S-3, File No. 333-42713)
           *4.7          -- Amended and Restated Certificate of Trust and correction thereto of El Paso Capital Trust II
            4.8          -- Declaration of Trust of El Paso Capital Trust II
                            (incorporated by reference to Exhibit 4.6 of El Paso's
                            Registration Statement on Form S-3, File No. 333-42713)
            4.9          -- Amendment No. 1 to Declaration of Trust of El Paso
                            Capital Trust II (incorporated by reference to Exhibit
                            4.14 of El Paso's Post-Effective Amendment to
                            Registration Statement on Form S-3, File No. 333-42713)
           *4.10         -- Amendment No. 2 to Declaration of Trust of El Paso
                            Capital Trust II
            4.11         -- Certificate of Trust of El Paso Trust III (incorporated by reference to Exhibit 4.7 of El Paso's Registration
                            Statement on Form S-3, File No. 333-42713)
            4.12         -- Restated Certificate of Trust of El Paso Capital Trust
                            III (incorporated by reference to Exhibit 4.16 of El
                            Paso's Post-Effective Amendment to Registration Statement
                            on Form S-3, File No. 333-42713)
           *4.13         -- Amended and Restated Certificate of Trust and correction thereto of El Paso Capital Trust III
            4.14         -- Declaration of Trust of El Paso Trust III (incorporated by reference to Exhibit 4.8 of El Paso's Registration
                            Statement on Form S-3, File No. 333-42713)

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
            4.15         -- Amendment No. 1 to Declaration of Trust of El Paso
                            Capital Trust III (incorporated by reference to Exhibit
                            4.18 of El Paso's Post-Effective Amendment to
                            Registration Statement on Form S-3, File No. 333-42713)
           *4.16         -- Amendment No. 2 to Declaration of Trust of El Paso
                            Capital Trust III
          **4.17         -- Trust Convertible Preferred Securities Guarantee
                            Agreement between El Paso and The Chase Manhattan Bank
           *5.1          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantees
           *5.2          -- Opinion of Potter Anderson & Corroon LLP as to the
                            legality of the Trust Preferred Securities of El Paso
                            Capital Trust II
           *5.3          -- Opinion of Potter Anderson & Corroon LLP as to the
                            legality of the Trust Preferred Securities of El Paso
                            Capital Trust III
          **8.1          -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters
          *12.1          -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements
          *23.1          -- Consent of PricewaterhouseCoopers LLP
          *23.2          -- Consent of Deloitte & Touche LLP
          *23.3          -- Consent of Huddleston & Co., Inc.
          *23.4          -- Consent of Andrews & Kurth L.L.P. (Included in Exhibits
                            5.1 and 8.1)
          *23.5          -- Consent of Delaware counsel (included in Exhibits 5.2 and
                            5.3)
          *24.1          -- Power of Attorney (included on signature page)
         **25.4          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Capital Trust II and El Paso Capital Trust III, and the
                            Guarantee Agreements with respect to El Paso Capital
                            Trust II and El Paso Capital Trust III

---------------

 * Filed herewith.

** To be filed as an exhibit to El Paso's Current Report on Form 8-K in connection with and prior to a specific offering.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
     (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by El Paso pursuant to

     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of El Paso's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the Registrants pursuant to the provisions of Item 15. of this Registration Statement, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by El Paso of expenses incurred or paid by a director, officer or controlling person of each of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2001.

                                         EL PASO CORPORATION
                                              Registrant

                                          By       /s/ WILLIAM A. WISE
                                            ------------------------------------
                                                      William A. Wise
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ WILLIAM A. WISE                   Chairman of the Board,          April 27, 2001
-----------------------------------------------------    President, Chief Executive
                  (William A. Wise)                      Officer and Director

                /s/ DAVID A. ARLEDGE                   Vice Chairman of the Board and  April 27, 2001
-----------------------------------------------------    Director
                 (David A. Arledge)

                 /s/ H. BRENT AUSTIN                   Executive Vice President and    April 27, 2001
-----------------------------------------------------    Chief Financial Officer
                  (H. Brent Austin)

                /s/ JEFFREY I. BEASON                  Senior Vice President and       April 27, 2001
-----------------------------------------------------    Controller (Chief Accounting
                 (Jeffrey I. Beason)                     Officer)

                /s/ BYRON ALLUMBAUGH                   Director                        April 27, 2001
-----------------------------------------------------
                 (Byron Allumbaugh)

                 /s/ JOHN M. BISSELL                   Director                        April 27, 2001
-----------------------------------------------------
                  (John M. Bissell)

               /s/ JUAN CARLOS BRANIFF                 Director                        April 27, 2001
-----------------------------------------------------
                (Juan Carlos Braniff)

                /s/ JAMES F. GIBBONS                   Director                        April 27, 2001
-----------------------------------------------------
                 (James F. Gibbons)

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----


               /s/ ANTHONY W. HALL JR.                 Director                        April 27, 2001
-----------------------------------------------------
                (Anthony W. Hall Jr.)

              /s/ RONALD L. KUEHN, JR.                 Director                        April 27, 2001
-----------------------------------------------------
               (Ronald L. Kuehn, Jr.)

             /s/ J. CARLETON MACNEIL JR.               Director                        April 27, 2001
-----------------------------------------------------
              (J. Carleton MacNeil Jr.)

                /s/ THOMAS R. MCDADE                   Director                        April 27, 2001
-----------------------------------------------------
                 (Thomas R. McDade)

                 /s/ MALCOLM WALLOP                    Director                        April 27, 2001
-----------------------------------------------------
                  (Malcolm Wallop)

                  /s/ JOE B. WYATT                     Director                        April 27, 2001
-----------------------------------------------------
                   (Joe B. Wyatt)

     Pursuant to the requirements of the Securities Act of 1933, El Paso Capital Trust II certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2001.

                                            EL PASO CAPITAL TRUST II

                                            By: El Paso Corporation, as Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, El Paso Capital Trust III certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2001.

                                            EL PASO CAPITAL TRUST III

                                            By: El Paso Corporation, as Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer

                                 EXHIBIT INDEX

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          **1.1          -- Form of El Paso Debt Securities Underwriting Agreement
          **1.2          -- Form of El Paso Equity Securities Underwriting Agreement
            3.1          -- Restated Certificate of Incorporation of El Paso
                            (incorporated by reference to Exhibit 3.A to El Paso's
                            Current Report on Form 8-K, File No. 1-14365, filed
                            February 14, 2001).
            3.2          -- Restated By-laws of El Paso (incorporated by reference to
                            Exhibit 3.B to El Paso's Current Report on Form 8-K, File
                            No. 1-14365, filed February 14, 2001).
            4.1          -- Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, by and between El Paso and Fleet
                            National Bank c/o Equiserve, as Rights Agent
                            (incorporated by reference to Exhibit 1 of El Paso's
                            Registration Statement on Form 8-A/A, File No. 1-14365,
                            filed January 29, 1999)
            4.2          -- Senior Debt Securities Indenture, dated as of May 10,
                            1999, by and between El Paso and The Chase Manhattan
                            Bank, as Trustee (including form of senior security)
                            (incorporated by reference to Exhibit 4.1 of El Paso's
                            Current Report on Form 8-K, File No. 1-14365, filed May
                            10, 1999)
            4.3          -- Subordinated Debt Securities Indenture, dated as of March
                            1, 1998, by and between EPG and The Chase Manhattan Bank,
                            as Trustee (including form of subordinated security)
                            (incorporated by reference to Exhibit 4.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.4          -- Second Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of August 1, 1998, by and
                            between El Paso and The Chase Manhattan Bank, as Trustee
                            (incorporated by reference to Exhibit 4.2 of El Paso's
                            Current Report on Form 8-K, File No. 1-14365, filed
                            August 3, 1998)
            4.5          -- Certificate of Trust of El Paso Capital Trust II
                            (incorporated by reference to Exhibit 4.5 of El Paso's
                            Registration Statement on Form S-3, File No. 333-42713)
            4.6          -- Restated Certificate of Trust of El Paso Capital Trust II
                            (incorporated by reference to Exhibit 4.12 of El Paso's
                            Post-Effective Amendment to Registration Statement on
                            Form S-3, File No. 333-42713)
           *4.7          -- Amended and Restated Certificate of Trust and correction thereto of El Paso Capital Trust II
            4.8          -- Declaration of Trust of El Paso Capital Trust II
                            (incorporated by reference to Exhibit 4.6 of El Paso's
                            Registration Statement on Form S-3, File No. 333-42713)
            4.9          -- Amendment No. 1 to Declaration of Trust of El Paso
                            Capital Trust II (incorporated by reference to Exhibit
                            4.14 of El Paso's Post-Effective Amendment to
                            Registration Statement on Form S-3, File No. 333-42713)
           *4.10         -- Amendment No. 2 to Declaration of Trust of El Paso
                            Capital Trust II
            4.11         -- Certificate of Trust of El Paso Trust III (incorporated by reference to Exhibit 4.7 of El Paso's Registration
                            Statement on Form S-3, File No. 333-42713)
            4.12         -- Restated Certificate of Trust of El Paso Capital Trust
                            III (incorporated by reference to Exhibit 4.16 of El
                            Paso's Post-Effective Amendment to Registration Statement
                            on Form S-3, File No. 333-42713)
           *4.13         -- Amended and Restated Certificate and correction thereto of Trust of El Paso Capital Trust III
            4.14         -- Declaration of Trust of El Paso Trust III (incorporated by reference to Exhibit 4.8 of El Paso's Registration
                            Statement on Form S-3, File No. 333-42713)

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
            4.15         -- Amendment No. 1 to Declaration of Trust of El Paso
                            Capital Trust III (incorporated by reference to Exhibit
                            4.18 of El Paso's Post-Effective Amendment to
                            Registration Statement on Form S-3, File No. 333-42713)
           *4.16         -- Amendment No. 2 to Declaration of Trust of El Paso
                            Capital Trust III
          **4.17         -- Trust Convertible Preferred Securities Guarantee
                            Agreement between El Paso and The Chase Manhattan Bank
           *5.1          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantees
           *5.2          -- Opinion of Potter Anderson & Corroon LLP as to the
                            legality of the Trust Preferred Securities of El Paso
                            Capital Trust II
           *5.3          -- Opinion of Potter Anderson & Corroon LLP as to the
                            legality of the Trust Preferred Securities of El Paso
                            Capital Trust III
          **8.1          -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters
          *12.1          -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements
          *23.1          -- Consent of PricewaterhouseCoopers LLP
          *23.2          -- Consent of Deloitte & Touche LLP
          *23.3          -- Consent of Huddleston & Co., Inc.
          *23.4          -- Consent of Andrews & Kurth L.L.P. (included in Exhibits
                            5.1 and 8.1)
          *23.5          -- Consent of Delaware counsel (included in Exhibits 5.2 and
                            5.3)
          *24.1          -- Power of Attorney (included on signature page)
         **25.4          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Capital Trust II and El Paso Capital Trust III, and the
                            Guarantee Agreements with respect to El Paso Capital
                            Trust II and El Paso Capital Trust III

---------------

 * Filed herewith.

** To be filed as an exhibit to El Paso's Current Report on Form 8-K in connection with and prior to a specific offering.